UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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HARRIS INTERACTIVE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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60 Corporate Woods
Rochester, New York 14623

September 15, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Harris Interactive Inc., which will be held on Tuesday, October 28, 2008, at 666 Fifth Avenue (at 53rd Street), Second Floor Multi-Purpose Room, New York, New York at 5:00 p.m. (local time).

At the Annual Meeting you will be asked to elect three directors to our Board of Directors and to ratify the selection of our independent registered public accounting firm.

On the following pages, you will find the formal Notice of Annual Meeting and our Proxy Statement. Included with our Proxy Statement is a copy of our Annual Report on Form 10-K for our fiscal year ended June 30, 2008. We encourage you to read the Proxy Statement as well as our Form 10-K. These documents will provide you with information about our management, operations, markets and services, as well as our audited financial statements.

Whether or not you plan to attend the Annual Meeting, please register your vote as soon as possible to ensure that your shares of Harris Interactive common stock will be represented at the Annual Meeting. We encourage you to take advantage of the option to vote by telephone or the Internet. If you prefer, you may complete, sign, date and return the accompanying proxy card in the enclosed postage paid envelope.

We hope that many of you will be able to attend the Annual Meeting in person. We look forward to seeing you there.

Sincerely,

Gregory T. Novak
President and Chief Executive Officer

George Bell
Chairman

60 Corporate Woods
Rochester, New York 14623

Notice of Annual Meeting of Stockholders to Be Held October 28, 2008

To Our Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Harris Interactive Inc. (“Harris Interactive” or the “Company”), which will be held at 666 Fifth Avenue (at 53rd Street), Second Floor Multi-Purpose Room, New York, New York at 5:00 p.m. (local time), for the following purposes:

1. To elect three (3) Class III directors to the Board of Directors to hold office for a three year term;

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2009; and

3. To act upon such other business as may properly come before the meeting or any adjournment thereof.

A copy of Harris Interactive’s Annual Report on Form 10-K for our fiscal year ended June 30, 2008 is enclosed with this Notice of Annual Meeting and attached Proxy Statement. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting during ordinary business hours at Harris Interactive’s offices at 60 Corporate Woods, Rochester, New York 14623. The list also will be available at the Annual Meeting.

By Order of the Board of Directors,

Ronald E. Salluzzo
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

September 15, 2008
Rochester, New York

IMPORTANT: To assure that your shares are represented at the Annual Meeting, you must complete your proxy as soon as possible. You may vote your shares by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com by following the enclosed instruction form. If you prefer, you may fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage paid envelope. If you attend the Annual Meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Stockholders should read the entire Proxy Statement carefully prior to returning their proxies.

TABLE OF CONTENTS

General Information	1
Stock Ownership and Reporting	3
Certain Beneficial Owners	3
Directors and Executive Officers	4
Equity Compensation Plan Table	5
Section 16(a) Beneficial Ownership Reporting and Compliance	6
Corporate Governance	6
Directors and Committee Membership	6
Director Independence	7
Board and Committee Meetings	7
Director Attendance at Annual Meetings	7
Committees of the Board	8
Audit Committee	8
Compensation Committee	10
Nominating and Governance Committee	11
Research and Development Committee	15
Stockholder Communications with the Board	15
Governance Guidelines	15
Majority Vote Policy	16
Audit Committee Report	16
Compensation Committee Report	17
Compensation Discussion and Analysis	18
Overview	18
Implementing the Company’s Objectives	18
Role of Compensation Committee and CEO; Procedures for Determination of Compensation	26
Role of Compensation Consultants	27
Equity Grant Practices	27
Stock Ownership Guidelines	28
Tax and Accounting Considerations	28
Compensation of Directors and Executive Officers	29
Named Executive Officers	29
Summary Compensation Table	29
Grants of Plan Based Awards in Fiscal 2008	32
Outstanding Equity Awards at 2008 Fiscal Year End	34
Options Exercised and Stock Vested in Fiscal 2008	35
Employment Agreements with Named Executive Officers	35
Potential Payments on Termination or Change in Control	39
Director Compensation	44
Transactions With Related Persons	46
Proposal No. 1 — Election of Directors	48
Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm	50
Other Matters	52
Annual Report on Form 10-K	52
Future Stockholder Proposals	52

i

60 Corporate Woods
Rochester, New York 14623

PROXY STATEMENT
September 15, 2008

FOR ANNUAL MEETING OF STOCKHOLDERS OF HARRIS INTERACTIVE INC.
To Be Held October 28, 2008

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Harris Interactive Inc. (“Harris Interactive” or the “Company”) for use at the 2008 Annual Meeting of Stockholders to be held on Tuesday, October 28, 2008, at 5:00 p.m. (local time) or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 666 Fifth Avenue (at 53rd Street), Second Floor Multi-Purpose Room, New York, New York. The date of this Proxy Statement is September 15, 2008. The approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders is September 22, 2008.

GENERAL INFORMATION

Record Date; Voting Securities

Only stockholders of record at the close of business on September 2, 2008 are entitled to vote their shares of Harris Interactive common stock at the meeting and any adjournment thereof. As of September 2, 2008, there were 53,783,509 shares of Harris Interactive’s common stock issued and outstanding. Each holder of shares of common stock is entitled to one vote for each share of common stock held. Stockholders may vote in person or by proxy.

Voting Your Proxy

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you intend to attend the annual meeting in person. You may grant a proxy to vote your shares via the Internet, telephone, or mail as more fully described below:

•	By the Internet: Go to www.proxyvote.com as described in the instructions accompanying this Proxy Statement. You will need your proxy card or electronic delivery notice to cast your vote.

•	By Telephone: Call 1-800-690-6903 and follow the voice prompts. You will need your proxy card or electronic delivery notice to cast your vote.

•	By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your card, and return it in the envelope provided to 51 Mercedes Way, Edgewood, NY 11717.

If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board FOR:

•	all nominees for director; and

•	ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted by the proxy holders in accordance with the recommendation of the Board, or, in the absence of any such recommendation, in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the Annual Meeting.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•	sending a written notice of revocation to Harris Interactive Inc., Attention: Corporate Secretary, 60 Corporate Woods, Rochester, New York 14623;

•	submitting a later dated proxy by mail, telephone, or the Internet; or

•	voting in person at the Annual Meeting.

Quorum

A majority of the shares of Harris Interactive common stock entitled to vote must be present either in person or by proxy at the Annual Meeting before any business may be conducted.

Tabulation of Abstentions and Broker Non-Votes

Abstentions and broker non-votes will be included in the number of shares present for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will also be counted as shares “present” and “entitled to vote.” A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of the shares and the broker does not have the authority to vote the shares because the proposal is non-routine. Broker non-votes are not counted as shares “entitled to vote” with respect to proposals over which they do not have discretionary authority. Therefore, while broker non-votes are considered “present” for purposes of determining whether there is a quorum, they are not considered “present” for purposes of determining the majority of shares at the meeting and entitled to vote on a particular action.

Shares Held in Street Name

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares, and your broker or nominee is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker or nominee, then your broker or nominee will be entitled to vote your shares in its discretion as to the Election of Directors and ratification of the selection of our independent registered public accounting firm.

As the beneficial owner of shares, you are invited to attend the Annual Meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker or nominee that holds your shares.

Electronic Delivery

We can reduce our expenses if you elect to receive your annual reports and proxy materials via the Internet. If you request, you can receive email notifications when these documents are available electronically on the Internet. You may sign up for this service at www.proxyvote.com.

Copies of our Annual Report on Form 10-K and our proxy materials can be accessed via the Internet at ww3.ics.adp.com/streetlink/HPOL.

Householding

Unless we have received contrary instructions, we send a single copy of the annual report, proxy statement and notice of annual or special meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps us reduce our expense. The Company will deliver promptly, upon written or oral request, a separate copy of the annual report and proxy statement to any stockholder sharing an address to which a single copy of the documents was delivered. You may request such separate copies, or request that separate copies of the annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, be delivered in the future, by (i) sending written notice to: Harris Interactive Inc., Attention: Corporate Secretary, 60 Corporate Woods, Rochester, New York 14623; telephone (585) 272-8400, (ii) sending written notice to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717, or (iii) calling (800) 542-1061. Stockholders sharing an address can request delivery of a single copy of the annual report, proxy statement, or Notice of Internet Availability of Proxy Materials if they are receiving multiple copies by notice to the same address or calling the same telephone number.

Solicitation of Proxies

Harris Interactive will bear all costs of this proxy solicitation. In addition to soliciting stockholders by mail and through its regular employees, Harris Interactive will request banks and brokers, other custodians, nominees and fiduciaries to solicit their customers who have shares of Harris Interactive common stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. Harris Interactive may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

STOCK OWNERSHIP AND REPORTING

Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of Harris Interactive common stock as of September 5, 2008 by each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock. This table is based on information provided to us or filed with the Securities and Exchange Commission (“SEC”) by our principal stockholders.

	Amount and
	Nature of	Percent of Common
	Beneficial	Stock Beneficially
Name and Address	Ownership(1)	Owned(1)

Vincent Bolloré	7,312,872	13.6%
Through Financière de Sainte-Marine 31/32 quai de Dion Bouton 92800 Puteaux, France
Dimensional Fund Advisors LP	5,004,437	9.3%
1299 Ocean Avenue Santa Monica, CA 90401
Steven L. Fingerhood(2)	5,149,274	9.6%
ZF Ventures L.L.C.
ZF Partners, L.P.
ZF Special Opportunities Fund, LLC
SLF Partners, LLC
One Ferry Building, Suite 255 San Francisco, CA 94111

(1)	The percentage of shares beneficially owned is based on the 53,783,509 shares of Harris Interactive common stock outstanding as of September 5, 2008. Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	See footnote 6 to “Stock Ownership and Reporting — Certain Beneficial Owners.”

Directors And Executive Officers

The following table sets forth information regarding the beneficial ownership of Harris Interactive common stock as of September 5, 2008 by (i) each director and director-nominee, (ii) the Chief Executive Officer, Chief Financial Officer, and each other executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. All shares are subject to the named person’s sole voting and investment power except where otherwise indicated. This table is based on information provided to us or filed with the SEC by our directors and executive officers.

		Common Shares		Total	Percent of
	Number of	Issuable Upon		Common Shares	Common Stock
	Common	Exercise of		Beneficially	Beneficially
Name of Beneficial Owner	Shares	Options(1)		Owned(1)(2)	Owned(1)(3)

Mr. Gregory T. Novak(4)	205,804	1,139,563		1,345,367	2.5%
Mr. Ronald E. Salluzzo	106,960	233,917		340,877	*
Mr. David B. Vaden	150,830	545,458		696,288	*
Dr. George H. Terhanian	86,072	282,438		368,510	*
Mr. Bruce A. Anderson	—	26,839	(5)	26,839	*
Mr. Leonard R. Bayer(6)	1,789,713	24,375		1,814,088	3.4%
Mr. George Bell(4)	36,951	42,000		78,951	*
Mr. David Brodsky(4)	204,296	30,000		234,296	*
Mr. Steven L. Fingerhood(4)(7)	5,149,274	—		5,149,274	9.6%
Mr. Stephen D. Harlan(4)	49,451	45,000		94,451	*
Mr. James R. Riedman(4)(8)	177,009	78,333		255,342	*
Mr. Howard L. Shecter(4)	139,951	40,000		179,951	*
Mr. Antoine G. Treuille(4)	34,451	30,000		64,451	*
All directors and current executive officers as a group (18 persons)(9)	6,458,674	2,842,597		9,301,271	17.3%

*	Less than 1%

(1)	Reflects common shares that may be purchased upon the exercise of stock options that were exercisable as of September 5, 2008 or that will become exercisable on or before November 1, 2008. Such shares are deemed to be outstanding and beneficially owned only for the purpose of computing the percentage ownership of the specific individual and not for the purpose of computing the percentage ownership of any other person.

(2)	No shares held by any of the persons shown are pledged as security.

(3)	The percentage of shares outstanding is based on 53,783,509 shares of Harris Interactive common stock outstanding as of September 5, 2008, except as noted in footnote (1) above. Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting or investment power with respect to securities.

(4)	Director.

(5)	Does not include restricted stock units representing the right to receive 36,971 shares of the Company’s common stock because such units vest after November 1, 2008.

(6)	Director and executive officer prior to his retirement on March 31, 2008. Includes 318,997 shares held by Lorraine W. Bayer, Mr. Bayer’s wife.

(7)	Mr. Fingerhood has indirect beneficial ownership of the reported common stock by virtue of his position as the managing member of the general partner of certain private investment vehicles and, as such, the common stock may be deemed to be beneficially owned by Mr. Fingerhood. Mr. Fingerhood disclaims beneficial ownership of the common stock except to the extent of his pecuniary interest therein. Mr. Fingerhood has sole voting power and sole investment power over the reported common stock.

(8)	Includes 129,558 shares of common stock held by Riedman Corporation, of which Mr. Riedman is the former President and is currently a director and shareholder.

(9)	Includes executive officers of Harris Interactive who are not identified in the table above, but does not include Mr. Bayer.

Equity Compensation Plan Table

The following table provides information as of June 30, 2008 with respect to shares of common stock that may be issued under the terms of the Company’s equity compensation plans, including the Company’s Long-Term Incentive Plan, adopted in 1999, as amended (the “1999 Incentive Plan”) and the Company’s 2007 Long-Term Incentive Plan, adopted in 2007 (the “2007 Incentive Plan,” and together with the 1999 Incentive Plan, the “Incentive Plans”):

	Equity Compensation Plan Information
	Fiscal Year Ended June 30, 2008
			Number of Shares
			Remaining Available for
			Future Issuance Under
	Number of Shares to be	Weighted-Average	Equity Compensation Plans
	Issued Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in Column
Plan Category	Warrants and Rights	Warrants and Rights	(a))
	(a)	(b)	(c)(1)

Equity compensation plans approved by stockholders(2)(3)	5,182,375	$5.28	3,284,570
Equity compensation plans not approved by stockholders(4)(5)(6)(7)(8)	621,797	$5.62	0

Total	5,804,172	$5.32	3,284,570

(1)	No additional awards can be granted under the 1999 Incentive Plan.

(2)	Excludes outstanding options for 29,779 shares at a weighted average price of $2.25 per share. These options were assumed in connection with the acquisition of Total Research Corporation. No additional awards can be granted under the plan pursuant to which these options were originally issued.

(3)	The options were issued at fair market value on the date of issuance. In general, with respect to employee stock options, 25% of each respective grant is vested one year after the date of issuance, and 1/36th of the remainder of each grant is vested each month thereafter. In general, with respect to director stock options, 1/36th of each grant made after July 1, 2005 is vested each month after the date of issuance. All vesting of options ceases upon termination of an individual’s employment or service as a director, and all options vest immediately upon a change in control of the Company during the term of the holder’s employment or service as a director. The options are generally not transferable.

(4)	Except as described in footnotes (6) and (7), all of the options have terms, including vesting and exercise provisions, generally consistent with options issued under the Company’s 1999 Incentive Plan and 2007 Incentive Plan.

(5)	Represents (a) 150,000 options issued in fiscal 2004 and fiscal 2005 to certain employees hired in connection with the acquisition of Novatris, S.A., (b) 350,000 options issued in fiscal 2006 in connection with the hiring of the Company’s current Chief Financial Officer, Ronald E. Salluzzo, and (c) 92,018 options issued in fiscal 2008 to Bruce A. Anderson, President, Harris/Decima, in connection with the acquisition of Decima Research Inc., all of which options were awarded pursuant to individual arrangements and not under either of the 1999 Incentive Plan or the 2007 Incentive Plan.

(6)	The options granted to former employees of Novatris, S.A. during fiscal 2004 have an exercise price of $8.55. The options granted to former employees of Novatris, S.A. during fiscal 2005 have an exercise price of $4.98 and were for a ten year term; provided, however, they must be exercised on or before the date of termination of employment of the respective holders. The options fully vest upon the holder’s death or disability. The shares issuable upon exercise of these options were registered by the Company on Form S-8 filed with the SEC on March 8, 2004.

(7)	The options granted to Ronald E. Salluzzo have an exercise price of $5.56, fully vest upon his death or disability if such event occurs one year or more after the grant date, and were for a ten year term, provided, however, they must be exercised within three months after termination of his employment with the Company or one year after his death or disability. The shares issuable upon exercise of these options were registered by the Company on Form S-8 filed with the SEC on June 30, 2006.

(8)	The options granted to Bruce A. Anderson have an exercise price of $4.12, fully vest upon his death or disability if such event occurs one year or more after the grant date, and were for a ten year term, provided, however, they must be exercised within three months after termination of his employment with the Company or one year after his death or disability. The shares issuable upon exercise of these options were registered by the Company on Form S-8 filed with the SEC on December 10, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and related SEC regulations, require the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of those securities with the SEC, and to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended June 30, 2008, all filing requirements under Section 16(a) applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with, except for (i) one late filing of a Form 4 related to a grant of stock options to Bruce Anderson, the President of Harris/Decima which was filed on February 20, 2008, and (ii) late filing of Form 4s related to forfeiture of performance based restricted stock on August 31, 2008 by Gregory T. Novak, Ronald E. Salluzzo, and George H. Terhanian.

CORPORATE GOVERNANCE

Directors and Committee Membership

The current members of the Board and each of its standing committees are set forth in the following table. The standing committees include an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and until November 1, 2007, a Research and Development Committee.

Nominating
and
	Audit	Compensation	Governance
Director	Committee	Committee	Committee	Independent(1)

George Bell(2)			M	X
David Brodsky	M	M	M	X
Steven L. Fingerhood		M	M	X
Stephen D. Harlan(3)	C		M	X
Gregory T. Novak
James R. Riedman	M	C	M	X
Howard L. Shecter(4)	M	M	C	X
Antoine G. Treuille		M	M	X
Number of meetings held	5	12	3	5

“C”	Signifies committee chairman

“M”	Signifies committee member

“X”	Signifies an independent director as described in “Director Independence” below

(1)	See “Director Independence” below for applicable definitions

(2)	Board Chairman

(3)	The Board of Directors has determined that at least Mr. Harlan is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K

(4)	Lead Director

Director Independence

The Board has adopted Corporate Governance Guidelines (“Guidelines”) which are posted at the “Investor Relations” — “Corporate Governance — “section of the Company’s website located at www.harrisinteractive.com. The Guidelines require that independent directors constitute a substantial majority of the Board, and that all members of the Audit, Compensation, and Nominating and Governance Committees be independent. The Guidelines provide that a director is independent when the director is free from any relationship that would interfere with his or her exercise of independent business judgment, and who is “independent” under the standards for independence of the Nasdaq Stock Exchange and applicable law.

The Nominating and Governance Committee, based upon its review of responses to questionnaires inquiring about transactions, relationships and arrangements of directors and family members with the Company, recommended to the Board, and the Board determined, that seven of the eight directors currently serving are independent under the Guidelines and as defined under Nasdaq Rule 4200(a)(15). Directors found to be independent are designated as such in the “Directors and Committee Membership” table above.

All members of the Audit, Compensation and Nominating and Governance Committees are among the directors found by the Board to be independent. In addition, the requirements for independence contained in Nasdaq Rule 4350(d) require that members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated by the SEC. The Board has determined that all members of the Audit Committee meet these criteria. The Board also has found that all members of the Compensation Committee fall within the “outside director” standard for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”).

Of the nominees for election at the 2008 Annual Meeting, only Gregory T. Novak is not independent.

Board and Committee Meetings

The Board held a total of fourteen meetings during the fiscal year ended June 30, 2008, and took four actions by written consent. The independent directors, identified below, met separately in executive session in accordance with Nasdaq Rule 4350(c) five times during fiscal 2008. The number of meetings held by each Committee is identified above in the table in “Directors and Committee Membership.” During the fiscal year ended June 30, 2008 each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he served (held during the periods that he served).

Director Attendance at Annual Meetings

The Board of Directors has adopted a policy requiring directors to attend the Annual Meeting absent compelling circumstances preventing such attendance. Six of eight directors standing for election or continuing, and then serving, attended the 2007 Annual Meeting.

Committees of the Board

Audit Committee

Membership

The current members of the Audit Committee are identified in the “Directors and Committee Membership” table above. The Board of Directors has determined that at least Stephen D. Harlan, the Committee Chairman, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Scope and Authority

The Audit Committee of the Board of Directors (a) monitors the integrity of the accounting policies, financial reporting, and disclosure practices of the Company, (b) reviews the results of the Company’s quarterly and annual financial statements and annual audit and recommends to the Board approval of their inclusion in the Company’s quarterly and annual reports, (c) appoints and monitors the independence and performance of the Company’s independent registered public accounting firm, (d) approves the compensation of the independent registered public accounting firm and approves in advance all permitted non-audit services to be provided by the Company’s independent registered public accounting firm, (e) meets with the Company’s independent registered public accounting firm to review the Company’s critical accounting policies, internal controls, and financial management practices, (f) monitors the processes established and maintained by management in order for management to assure that an adequate system of internal accounting and financial control is functioning within the Company, (g) monitors the processes established by management in order for management to assure corporate compliance with legal and regulatory requirements, and (h) monitors the processes established and maintained by management for measuring, managing, and monitoring areas of enterprise risk designated by the Board. This Committee also receives, reviews and takes action with respect to complaints received by the Company regarding accounting, internal accounting controls, and auditing matters.

Audit Committee Charter

The Audit Committee operates under a written charter adopted by the Board. A copy of the Company’s Audit Committee Charter is available in the “Investor Relations” — “Corporate Governance — Committees” section of the Company’s website located at www.harrisinteractive.com. In April 2008, the Audit Committee conducted a review of its compliance with the Audit Committee Charter and determined that it has operated in compliance with the Charter’s provisions.

Audit Committee’s Role in Connection with the Financial Statements and Controls of the Company

Management of the Company has primary responsibility for the Company’s financial statements and internal control over financial reporting. The Company’s independent registered public accounting firm has responsibility for the integrated audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among its other duties as specified in the Audit Committee Charter. The Audit Committee is responsible for retention and approval of compensation of the independent registered public accounting firm, and pre-approval of the permitted non-audit services to be provided by such firm. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to Harris Interactive. The Audit Committee also reviews with management and the independent registered public accounting firm material developments in accounting that may be pertinent to the Company’s financial reporting practices.

Conduct of Audit Committee Meetings

The Audit Committee met with representatives of PricewaterhouseCoopers, LLP (“PwC”), the Company’s independent registered public accounting firm, at all of its meetings during the fiscal year ended June 30, 2008. The Audit Committee’s agenda was established by its chairperson and the Company’s Chief Financial Officer. The meetings were designed to facilitate and encourage communication among members of the Audit Committee and management.

At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues, reviewed and discussed reports regarding internal audit matters, and received a summary of complaints received through the Company’s anonymous complaint procedure with respect to internal accounting controls or auditing matters. The Audit Committee reviewed policies and procedures from time to time, including among others the Company’s Internal Disclosure Controls Procedures and the Policy and Procedures With Respect to Related Party Transactions. The Audit Committee also periodically had separate executive sessions with representatives of PwC, representatives of Ernst & Young, which provides internal audit services to the Company, the Company’s Chief Financial Officer and the Company’s principal outside corporate legal counsel. Executive sessions included candid discussions of financial management, accounting, internal controls, legal and compliance issues. Additionally, the Audit Committee’s chairperson periodically held separate discussions with representatives of PwC and Ernst & Young, and the Company’s Chief Financial Officer and principal outside corporate legal counsel.

Audit Committee Review of Periodic Reports

The Audit Committee reviews each of the Company’s quarterly and annual reports, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained therein. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports. The Audit Committee also considers related matters such as the quality and appropriateness, not just the acceptability, of the Company’s accounting principles, alternative methods of accounting under U.S. generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

Audit Committee’s Role in Connection with the Company’s Report on Internal Controls

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the attestation report of the independent registered public accounting firm on internal control over financial reporting. Throughout fiscal 2008, the Audit Committee reviewed the results of management’s plan for documenting and testing controls, any deficiencies discovered and the resulting remediation of any such deficiencies.

Review and Discussions with Independent Registered Public Accounting Firm

In its meetings with representatives of PwC, the Audit Committee asked the independent registered public accounting firm to address and discuss their responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

•	Are there any significant judgments made by management in preparing the financial statements that would have been made differently had PwC itself prepared and been responsible for the financial statements?

•	Based on PwC’s experience and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and SEC disclosure requirements?

•	Based on PwC’s experience and their knowledge of the Company, has the Company implemented internal controls over financial reporting that are appropriate for the Company?

•	During the course of the fiscal year, has PwC received any communication or discovered any information indicating any improprieties with respect to the Company’s accounting and reporting procedures or reports?

The Audit Committee also has discussed with PwC that it is retained by the Audit Committee and that PwC must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee. Based on these discussions, its discussions with management and its review of applicable periodic reports and financial statements, the Audit Committee believes it has a reasonable basis for its oversight judgments and for recommending that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

Compensation Committee

Membership

The current members of the Compensation Committee are identified in the “Directors and Committee Membership” table above.

Scope and Authority

The Compensation Committee (a) reviews and recommends compensation of the Chief Executive Officer for approval by the Nominating and Governance Committee, (b) reviews and approves compensation and benefits for all other executive officers of the Company, and (c) establishes and reviews general policies relating to compensation and benefits for the Company’s employees. The Compensation Committee also recommends, for approval by the Board of Directors, compensation of non-employee directors. The Compensation Committee reviews and approves the incentive cash bonus plans of the Company. In addition, the Compensation Committee administers the 1999 Incentive Plan and the 2007 Incentive Plan.

Charter

The Compensation Committee has adopted a written charter, a copy of which is posted in the “Investor Relations” — “Corporate Governance — Committees” section of the Company’s website located at www.harrisinteractive.com.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2008 (identified in the “Directors and Committee Membership” table above) is or has been an officer or employee of Harris Interactive or any of its subsidiaries. No interlocking relationship, as described in SEC Regulation S-K Item 407(e)(4), existed during the last completed fiscal year between the Company’s Board or Compensation Committee and the board of directors or compensation committee of any other company.

Procedures for Determination of Compensation

The Compensation Committee oversees the design, development and implementation of the compensation for the Company’s directors, Chief Executive Officer, and other executive officers.

For directors, the Company’s Executive Vice President, Human Resources gathers data regarding peer group compensation. The most recent peer group comparison was done in fiscal 2007 for a peer group consisting of Arbitron, Inc., Digitas, Forrester Research, Inc., Greenfield Online, Inc., National Research Corporation, Net Ratings, Inc., and Opinion Research Corporation. The Compensation Committee reviews the data, information from other sources such as the annual director compensation survey published by the National Association of Corporate Directors, and the scope of activity of the Board and its respective committees. Based upon that review the Committee recommends cash and equity compensation for directors to the full Board of directors for final approval.

The process used for determination of compensation for the Company’s executive officers, including the CEO, is described below in “Compensation Discussion and Analysis — Role of Compensation Committee and CEO; Procedures for Determination of Compensation.”

Role of Compensation Consultants

The role of consultants in the determination of compensation is discussed below in “Compensation Discussion and Analysis — Role of Compensation Consultants.”

Nominating and Governance Committee

Membership

The current members of the Nominating and Governance Committee are identified in the “Directors and Committee Membership” table above.

Scope and Authority

The Nominating and Governance Committee (a) makes recommendations to the Board of Directors regarding the overall structure, size and composition of the Board of Directors, (b) selects director nominees for approval at the annual meeting of the Company’s stockholders, (c) makes recommendations to the Board of Directors regarding committees of the Board and membership on those committees, (d) oversees matters related to succession planning for the office of the Chief Executive Officer, (e) approves goals and objectives as well as compensation of the Chief Executive Officer, and (f) oversees matters related to the governance of the Company.

Charter

The Nominating and Governance Committee has adopted a written charter, a copy of which is posted in the “Investor Relations” — “Corporate Governance — Committees” section of the Company’s website located at www.harrisinteractive.com.

Director Nomination Process

The Nominating and Governance Committee believes that any nominee recommended by the Committee for a position on the Company’s Board of Directors must have personal character and integrity, must have sound judgment, must be willing to commit the time required for Board service, must have a commitment to representing the interests of all of the Company’s stockholders, must have experience relevant to the Company in one or more fields and must be proficient in knowledge of corporate governance. In considering candidates for the Board of Directors, the Nominating and Governance Committee requires that independent directors, as defined under Nasdaq Rule 4200(a)(15), comprise a substantial majority of the Board. The Committee also requires that at least three of such independent directors must qualify as independent under SEC Rule 10A-3(b)(1) and also satisfy the financial literacy requirements for Audit Committee membership, and that at least one such member of the Audit Committee be a “financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Nominating and Governance Committee further believes that one or more, but not necessarily all, of the members of the Board of Directors should have:

•	experience with compensation, executive development, and executive recruitment matters,

•	market research industry expertise,

•	experience with mergers and acquisitions,

•	experience with strategic and operations planning,

•	experience with public company operations,

•	experience as a senior executive,

•	expertise related to global markets,

•	knowledge of crisis management, and

•	experience with investor and media relations.

Procedures used by the Nominating and Governance Committee in identifying and evaluating candidates for election to the Company’s Board of Directors are posted in the “Investor Relations” — “Corporate Governance — “Committees” section of the Company’s website located at www.harrisinteractive.com. The Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees reflects the Committee’s practice of re-nominating incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. The Committee will evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the Committee will:

•	consider whether the director continues to satisfy the minimum qualifications for director candidates adopted by the Committee, including among others compliance with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock and majority vote for directors,

•	assess the performance of the director including, among others, attendance at Board and Committee meetings, attendance at the annual meeting of stockholders and participation in director education, during the preceding term, and

•	determine whether any special, countervailing considerations exist against re-nomination of the director.

The Committee will, absent special circumstances, propose the incumbent director for re-election if the Committee determines that the incumbent director consents to re-nomination, continues to be qualified, has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated.

The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board. The Committee will solicit recommendations for nominees from persons whom the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board and management of the Company. The Committee also may determine to engage a professional search firm to assist in identifying qualified candidates. As to each recommended candidate that the Committee believes merits consideration, the Committee will:

•	cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate,

•	determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director, including among others the candidate’s agreement to comply with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock and majority vote for directors,

•	determine if the candidate possesses any of the specific qualities or skills that under the Committee’s policies must be possessed by one or more members of the Board,

•	consider the contribution that the candidate can be expected to make to the overall functioning of the Board, and

•	consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

The Committee may, in its discretion, solicit the views of the Chief Executive Officer, other members of the Company’s senior management and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors. In addition, in its discretion, the Committee may designate one or more of its members to interview any proposed candidate. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is most suited for membership on the Board.

During fiscal 2008, the Company did not pay any fee to a third party to identify or evaluate or assist with the identification or evaluation of director nominees.

In making its selection, the Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, including among others the candidate’s agreement to comply with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock and majority vote for directors. The Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. The Committee also may consider the extent to which the recommending stockholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

Nominees for Election at the 2008 Annual Meeting

The Nominating and Governance Committee has nominated and recommended Steven L. Fingerhood, Gregory T. Novak, and James R. Riedman for election to the Board by the stockholders at the 2008 Annual Meeting.

Candidates Recommended by Stockholders

Stockholders may recommend qualified director candidates for consideration by the Nominating and Governance Committee using procedures posted in the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com. The procedures generally require that the recommendation be submitted in writing by mail, courier, or personal delivery, addressed to: Chairman of the Nominating and Governance Committee of the Board of Directors, c/o Corporate Secretary, Harris Interactive Inc., 60 Corporate Woods, Rochester, New York 14623. The envelope should indicate that it contains a stockholder recommendation for director nomination. Submissions should be as required by the procedures and in general must include:

•	the stockholder’s name, address, telephone number, number of shares owned, length of period held, proof of ownership, and statement as to whether the stockholder has a good faith intention to continue to hold the reported shares through the next annual meeting of stockholders,

•	name, age and address of the candidate,

•	a detailed resume describing, among other things, the candidate’s educational background, occupation, five years business experience and material outside commitments (e.g., memberships on other boards and committees, charitable foundations etc.),

•	a description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming them) pursuant to which the nomination is being made by the stockholder,

•	information regarding the nominee’s ownership of securities of the Company, certain types of legal proceedings, and business relationships and transactions between the nominee and the Company,

•	all other information regarding the candidate that would be required to be included in a proxy statement filed pursuant to the then-current proxy rules of the SEC, and

•	the candidate’s written consent: (i) to being named in the proxy statement as a nominee and to serving as a director if elected, and (ii) to comply with all policies applicable to directors of the Company including among others the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock and majority vote for directors.

Nominating recommendations for an annual meeting of stockholders must be received by the Company at least 90 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. The Nominating and Governance Committee will review and evaluate each candidate whom it believes merits serious consideration using the Nominating and Governance Committee Procedures described above.

In addition to recommending candidates to the Nominating and Governance Committee, a stockholder may directly nominate a director by giving written notice in proper written form to the Corporate Secretary pursuant to the Bylaws of the Company which are posted in the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the class or series and number of shares of stock of the Company which are owned beneficially or of record by the person:

•	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act and the rules and regulations promulgated thereunder.

In addition, the notice must set forth as to the stockholder giving the notice:

•	the name and record address of such stockholder,

•	the class or series and number of shares of stock of the Company which are owned beneficially or of record by such stockholder,

•	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and

•	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Research and Development Committee

During fiscal 2008 the Board determined to discontinue the Research and Development Committee as a standing committee of the Board. The Board as a whole assumed the responsibilities formerly undertaken by that Committee. Dr. Subrata K. Sen and Messrs. Gregory T. Novak and Leonard R. Bayer previously served as members of the Committee, which met once prior to the Board’s action to discontinue the Committee.

Stockholder Communications with the Board

The Company’s policy is to facilitate communications between stockholders and other interested parties and the Board of Directors. Stockholders wishing to communicate with the Company’s Board of Directors should follow the detailed procedures posted in the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com. The procedures, as detailed on the website, provide for communications to be in writing and mailed to Board of Directors, Harris Interactive Inc., c/o Harris Beach PLLC, Attention: Beth Ela Wilkens, 99 Garnsey Road, Pittsford, New York 14534. The Board of Directors has adopted a separate procedure for communications regarding accounting, auditing, and financial reporting matters. Communications of this nature should be submitted following the Company’s “Complaint Procedures for Accounting and Auditing Matters” which may be found in the “Investor Relations” — “Corporate Governance” — “Report an Issue” section of the Company’s website located at www.harrisinteractive.com.

Governance Guidelines

In September 2006, the Board adopted Governance Guidelines for the Company. A copy of such Guidelines may be found in the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com. The Guidelines generally describe the respective roles and responsibilities of the Board of Directors and management and the expectations of individual directors. The Guidelines, among other matters,

•	require a substantial majority of the Board to be independent,

•	continue the Company’s current practice of having both a Chairman of the Board of Directors and a Lead Director, both of whom are independent,

•	require a member of management to resign from the Board upon termination of employment unless otherwise determined by the Nominating and Governance Committee,

•	require a non-employee director whose employment status, position, or business or professional association changes to notify the Nominating and Governance Committee, which will consider that factor at the time it considers whether to re-nominate the director,

•	establish a general policy that directors should limit their service on boards of publicly traded companies to no more than five (including the Company’s Board), and should limit their service on audit committees of such companies to no more than three (including the Company’s Audit Committee), and requires the Nominating and Governance Committee to take any exceptions into account at the time it considers whether to re-nominate the director,

•	create an expectation that each director will attend at least one director education program each year,

•	establish guidelines for Board operations,

•	require that a meaningful portion of non-employee director compensation will be provided in, or based upon, the Company’s stock in order to align interests of directors with those of the stockholders,

•	require directors to hold at least 25,000 shares of the Company’s common stock, of which at least 10,000 should be purchased either directly or through exercise of options, subject to a phase-in process, and

•	require directors to attend the annual meeting of stockholders absent compelling circumstances preventing such attendance.

In addition, the Governance Guidelines establish a majority vote standard for directors, as described below.

Majority Vote Policy

The Board of Directors has adopted the following policy providing for resignation of a director upon receipt of a greater number of “Withhold” votes than “For” votes in an election of directors.

In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote.

The Nominating and Governance Committee of the Board of Directors will promptly consider the resignation submitted by a director receiving a greater number of votes “withheld” than votes “for” his or her election, and will recommend to the Board of Directors whether to accept or reject the tendered resignation. In making its recommendation, the Nominating and Governance Committee may consider any factors or other information that it considers appropriate and relevant, including without limitation, any known stated reasons why stockholders “withheld” votes for election from such director, the length of service and qualifications of the director, the director’s contributions to the Company, and this policy. The Board of Directors will act to accept or reject the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation and any other information and factors it deems relevant, within 90 days after the date of certification of the election results. Promptly after making its decision, the Board of Directors will publicly disclose, by a filing with the SEC, its decision regarding the tendered resignation and the rationale behind it.

Any director who tenders his or her resignation pursuant to this provision will not participate in the Nominating and Governance Committee recommendation or Board consideration as to whether or not to accept the tendered resignation.

If one or more director’s resignations are accepted by the Board of Directors, the Nominating and Governance Committee will recommend to the Board of Directors whether to fill such vacancy or vacancies pursuant to the provisions of Article III, Section 5 of the Bylaws of the Company, or to reduce the size of the Board of Directors pursuant to the provisions of Article III, Section 1 of the Bylaws of the Company. If the Board of Directors determines to fill such vacancy or vacancies, the Nominating and Governance Committee will nominate a person or persons to fill such vacancy or vacancies for consideration by the Board of Directors.

If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the expiration of his or her term, or his or her earlier resignation or removal.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC or the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act. The information contained in this Audit Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act, except to the extent Harris Interactive specifically incorporates it by reference.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2008, included in the Company’s Annual Report on Form 10-K, with the Company’s management,

•	discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Accounting Oversight Board in Rule 3200T, and

•	received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Accounting Oversight Board in Rule 3600T, discussed with PwC its independence, and concluded that PwC is independent from the Company and its management.

Based upon its review and discussion with management and the Company’s independent registered public accountants, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

Submitted by the Audit Committee of the Board:

Mr. Stephen D. Harlan (Chairman)
Mr. David Brodsky
Mr. James R. Riedman
Mr. Howard L. Shecter

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC or the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Securities Exchange Act. The information contained in this Compensation Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act, except to the extent Harris Interactive specifically incorporates it by reference.

The Compensation Committee:

•	has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the Company’s management, and

•	based upon such review and discussion, recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board:

Mr. James R. Riedman (Chairman)
Mr. David Brodsky
Mr. Steven L. Fingerhood
Mr. Howard L. Shecter
Mr. Antoine G. Treuille

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Under the direction of the Compensation Committee, the Company has designed a compensation program for its NEOs (defined below in “Compensation of Directors and Executive Officers”) intended to balance the need to provide compensation competitive with that provided by the Company’s peers with accountability for performance. The program provides:

•	cash base compensation and contractual protections competitive within the industry, designed to enable the Company to recruit and retain highly qualified individuals,

•	cash bonus incentives that directly link pay to performance, designed to motivate executives to deliver superior results, and

•	long-term equity incentives, specifically stock options and restricted stock awards, designed to align the interests of Company executives with those of Harris Interactive’s stockholders in achieving long-term growth.

While the compensation programs are designed to deliver competitive total compensation by setting targets at approximately the median level of peer group total compensation, the Compensation Committee also believes that it is important to have flexibility to reward performance and to adjust for evolving business conditions. Generally, the Compensation Committee does not adhere to rigid formulas or react to short-term changes in business performance in determining the mix of compensation elements. It relies on the formulaic achievement of financial goals only in the instance of the Company’s Corporate and Business Unit cash bonus plans, and only in part within those plans.

Consistent with the Committee’s focus on encouraging collaboration at all levels of the Company, the types of compensation and benefits provided to the NEOs are similar in most respects to those provided to the Company’s other executives. The Compensation Committee avoids providing significant perquisites to NEOs, and has provided only limited severance and change in control protection.

Implementing the Compensation Committee’s Objectives

Overall Competitive Compensation Package

The Company’s compensation programs are designed to deliver competitive total compensation by setting targets at approximately the median level of “Peer Group” total compensation. The Compensation Committee benchmarks not only total compensation but also individual elements (such as base salaries, annual incentive compensation, and equity-based incentives) against those of the Peer Group and other published survey sources. For fiscal 2008, the Peer Group initially reviewed consisted of Arbitron Inc., Autobytel Inc., Forrester Research, Inc., Gartner, Inc., Greenfield Online, Inc., ICT Group, Innotrac Corp., inVentiv Health, Inc., Keynote Systems, Inc., Mapinfo Corp., Netratings Inc., PDI, Inc., Rentrak Corp., and Source Interlink Cos. Frederic W. Cook & Co., the consultant retained by the Compensation Committee with respect to equity compensation and change in control severance arrangements, used the same peer group in January 2008 with the exclusion of Mapinfo Corp. and Netratings Inc. and the addition of Alloy, Inc. and infoUSA (infoGROUP, Inc.). The Compensation Committee also consulted other survey sources, including ECS-Watson Wyatt Data Services — 2006/2007 Survey of Top Management Compensation, and Mercer Executive Compensation Services — 2006 Executive Benchmark Database.

Individual factors affecting overall compensation for the Company’s NEOs include:

•	level of responsibility and experience,

•	achievement of established individual goals,

•	leadership qualities,

•	operational performance, and

•	fostering the importance of high standards of ethical and legal compliance throughout the Company.

NEOs with business unit responsibility are also measured by achievement of targeted client satisfaction scores.

Mix of Types of Compensation

The Compensation Committee strives to achieve an appropriate mix between types of compensation in order to meet the Company’s objectives. Any apportionment goal is not applied rigidly and does not control compensation decisions. Rather, the Compensation Committee assesses an executive’s total compensation opportunities and whether the Company has provided the appropriate mix of incentives to remain competitive, take into account recent results, and motivate long-term performance. The Committee therefore balances compensation elements that provide a competitive base with those that provide pay for financial performance and those that are aligned with long-term performance of the Company’s stock.

The Compensation Committee applies a different mix of base salary and cash bonus compensation to different executive officer positions, and it reviews the mix each year. Cash bonuses range from 50% of base salary for the Chief Executive Officer to 19% of base salary for the Senior Vice President, Global Controller. In order to reach and exceed mean Peer Group total cash compensation, NEOs would need to earn a combination of base salary and performance-based bonus compensation. The Compensation Committee also takes into account historic levels of compensation, retentive value, and targeted performance in establishing bonuses for officers of companies acquired by Harris Interactive who become executive officers of the Company.

In addition, prior to January 2008, the Compensation Committee’s general targets with respect to making equity grants to employees and directors of the Company were based on the number of outstanding shares of the Company’s common stock, with targets of between 1.5% and 2% of outstanding common shares on an annual basis, but taking into consideration then existing circumstances such as the Company’s performance in making actual grants. In January 2008, based upon a recommendation of its compensation consultant, the Compensation Committee determined to also take into account shareholder value transfer (“SVT”) methodology, with comparison to Peer Group medians, in determining grants. SVT methodology targets aggregate annual grants based on grant value and cost as a percentage of company market-capitalization value, and then estimates competitive individual allocation amounts. To date, the Compensation Committee’s practice has been to target approximately 65% of grants made in any particular fiscal year for executive officers, with the aggregate of all grants in a particular fiscal year targeted to include a mix of approximately 60% non-qualified stock options and 40% shares of restricted common stock. The Compensation Committee continues to review and consider the appropriate mix of equity grants among categories of recipients and types of equity grants.

Base Salary — Remaining Competitive

Base salary is part of each executive’s compensation package because the Compensation Committee believes that the Company must guarantee a fixed portion of cash compensation in order to remain competitive in recruiting and retaining executives. Competitive pay practices are the primary determinant of the range within which individual salaries are set.

Base salaries are established using Peer Group median compensation as a reference point, and taking into account the level of responsibility and role of the individual NEO. Adjustments are made on a subjective basis taking into account Peer Group references and the executive’s performance. The Compensation Committee reviews base salaries annually, and in the interim if an NEO’s position or responsibilities change. Salaries are not automatically increased if the Committee believes that a raise is not warranted by either individual or Company performance, or that other forms of compensation are more appropriate to further stated objectives.

For example, Gregory T. Novak’s base salary has changed in connection with changes in his responsibilities in the Company. His salary was increased in fiscal 2005 to $425,000 when he was named Acting Chief Executive Officer and in fiscal 2006 to $475,000 upon his appointment as Chief Executive Officer. In addition to increases related to changes in responsibility, Mr. Novak’s salary was increased from

$475,000 to $500,000 at the end of fiscal 2006 in order to keep his base salary competitive with the Peer Group. By contrast, salaries of NEOs who did not have a change in responsibilities during the same historic periods were reviewed based upon individual and overall Company performance and Peer Group reports.

During fiscal 2008, the responsibilities of Messrs. Novak, Salluzzo, and Vaden and Dr. Terhanian did not change. The Compensation Committee considered Peer Group median compensation as well as overall Company performance, and in the case of Mr. Vaden took into account his base salary increase in April 2007. It determined that base salaries remained reasonably competitive with the Peer Group, and that neither Company overall financial performance nor individual performance justified any base salary increases for the four referenced NEOs. Dr. Terhanian’s base salary, as reflected in his amended and restated Employment Agreement effective September 1, 2007, was increased from $275,000 to $299,000; however the increase reflects exchange rate adjustments that had already occurred, rather than a real increase in base salary realized by him. His salary is paid in US Dollars, but because he works and resides in the United Kingdom, his employment arrangements have provided for adjustments in the US Dollar amount of his salary based upon changes in the exchange rate between the US Dollar and the British Pound intended to keep the salary benefit to him approximately exchange rate neutral.

Between July 1, 2007 and March 31, 2008 Leonard R. Bayer’s responsibilities did not change. For fiscal 2008, the Compensation Committee determined that his base salary remained competitive with the Peer Group, and that neither Company overall financial performance nor individual performance justified any base salary increase for fiscal 2008. Mr. Bayer retired from the Company effective March 31, 2008.

Bruce A. Anderson joined the Company as President, Harris/Decima on August 16, 2007 as part of the Company’s acquisition of Decima Research, Inc. (“Decima”), a company primarily doing business in Canada. All of Mr. Anderson’s compensation arrangements were negotiated as part of, and became effective upon closing of, the acquisition and were approved by the Compensation Committee. Under his Employment Agreement with the Company, Mr. Anderson’s base salary was set at 315,000 CAD, intended together with cash bonus arrangements described below to provide him with aggregate compensation approximately equivalent to the aggregate compensation, including perquisites, previously provided by Decima.

For fiscal 2009, the Compensation Committee reviewed base salaries of the NEOs and determined that neither Company overall financial performance nor individual performance justified a base salary increase for any of them.

Cash Bonus Plan — Linking Compensation to Performance

The Company’s cash bonus plans are designed to directly link executive officer’s, including NEO’s, pay to Company, and in some cases specific business unit, performance. Actual payouts under the plans are determined through targeted levels of achievement of specified metrics. The metrics are intended to be those most closely linked to Company performance objectives over which the Compensation Committee believes the plan participants have the most direct control.

NEO participation in the Company’s cash bonus plans in fiscal 2008 and 2009 follows:

	Corporate Bonus	Business Unit	Individual Bonus
Name	Plan	Bonus Plan	Plans

Gregory T. Novak	100%	—	—
Ronald E. Salluzzo	100%	—	—
Leonard R. Bayer	100%	—	—
David B. Vaden	—	100%	—
George H. Terhanian	—	100%	—
Bruce A. Anderson	—	34% (FY2008)	66%(FY2008)
		33% (FY2009)	67% (FY2009)

Under the Corporate Bonus Plan, a fixed dollar pool is established for each fiscal year, with actual payouts increasing or decreasing based upon achievement of pre-set metrics. Each participant in the Corporate Bonus Plan is allocated a specified percentage of the pool.

A pool of $945,000 was established for fiscal 2008. For NEOs, the applicable metric in fiscal 2008 was “Adjusted EBITDA” (EBITDA adjusted to remove the effect of non-cash stock-based compensation expense). In order for a participant in the Corporate Bonus Plan to achieve his or her full personal target bonus, Adjusted EBITDA in fiscal 2008 would have to have been 4% greater than budget. Based upon better or worse performance, bonus payouts could increase or decrease. Absent any discretionary allocation, 64% of the targeted bonus pool would have been payable if performance was equal to budget. No bonus would have been payable if performance was less than 90% of budget in fiscal 2008, and in fact no bonus was paid to the NEO participants in the Corporate Bonus Plan for fiscal 2008.

A pool of $990,000 has been established for fiscal 2009. For NEOs, the applicable metric in fiscal 2009 continues to be Adjusted EBITDA. In order for a participant in the Corporate Bonus Plan to achieve his or her full personal target bonus, Adjusted EBITDA in fiscal 2009 will have to be 128% greater than budget. Based upon better or worse performance, bonus payouts could increase or decrease. Absent any discretionary allocation, 66% of the targeted bonus pool will be payable if performance is equal to budget; and no bonus will be payable if performance is less than 96% of budget in fiscal 2009.

The Compensation Committee reserves the right to modify the payouts that would otherwise be applicable under the Corporate Bonus Plan for any reason, such as to include or exclude items in the pre-tax profit or Adjusted EBITDA calculation that were unexpected and that the Committee believes would cause the calculation, strictly applied, to be unfair to any NEO or to the Company. In fiscal 2008, the Committee did not exercise its discretion to modify payouts.

Under the Business Unit Bonus Plan, individual metrics are established for each participant. The following percentages of the bonus for each NEO paid out of the Business Unit Bonus Plan for each of fiscal 2008 and fiscal 2009 are based upon the following individual metrics:

Name	% — Metric(1)

David B. Vaden	25% — Company-wide Adjusted EBITDA(2)
65% — Budgeted operating income for North America operations(3)
10% — Evaluation of performance against individual management objectives(4)
George H. Terhanian	25% — Company-wide Adjusted EBITDA(2)
65% — Budgeted operating income for European operations(3)
10% — Evaluation of performance against individual management objectives(4)
Bruce A. Anderson	25% — Company-wide Adjusted EBITDA(2)
65% — Budgeted operating income for Canadian operations(3)
10% — Evaluation of performance against individual management objectives(4)

(1)	Mr. Vaden’s bonus may be increased by up to 15% or decreased by as much as 10% based upon actual client satisfaction scores in North America. Dr. Terhanian’s bonus may be increased by up to 10% or decreased by as much 5% based upon actual client satisfaction scores in Europe. Client satisfaction is measured on an ongoing basis by the Company. The Company requests each client to complete a satisfaction survey in connection with each completed project, ranking the client’s satisfaction on a scale of 1 to 10. Aggregate satisfaction scores are derived from surveys returned by clients. Both the percentage of clients who respond to satisfaction surveys as well as the actual satisfaction scores are considered in the client satisfaction modifier in the Company’s Business Unit Bonus Plan.

(2)	Same sliding scale as applicable to the Corporate Bonus Plan

(3)	Absent any discretionary allocation, 100% of targeted bonus is payable if performance is equal to budget. No bonus is payable if performance is less than 70% of budget. Between 70% and 100% performance, a sliding scale applies (for example, 40% payout at 70% of budgeted performance and 70% payout at 90% of budgeted performance).

(4)	Individual management objectives involve a subjective evaluation of leadership competencies, including growth of the business, risk management, entrepreneurial initiative, accountability, leadership, global perspective, change management, customer focus, commitment to quality, embracing and leveraging technology, collaboration, organizational effectiveness, and integrity.

In addition to his targeted bonus in connection with his participation in the Business Unit Bonus Plan, Mr. Anderson has individual retention and performance bonus arrangements that were negotiated as part of the Company’s acquisition of Decima in August, 2007 and approved by the Compensation Committee at that time. The bonus arrangements are intended to provide incentives for Mr. Anderson to remain with the Company post-acquisition, as well as to reward Mr. Anderson for achievement of targeted performance for Canadian operations. Mr. Anderson’s individual bonus arrangements provide for the following payments based upon the following factors:

Fiscal Year	Retention Bonus(1)	Performance Bonus(2)

2008	60,000 CAD	60,000 CAD
2009	90,000 CAD	60,000 CAD
2010	150,000 CAD	60,000 CAD
2011	—	60,000 CAD
2012	—	60,000 CAD

(1)	Bonus is payable if Mr. Anderson remains employed at the end of the applicable fiscal year. In addition, if the Company terminates Mr. Anderson without cause or for permanent disability during any fiscal year, the pro rata portion of the retention bonus allocable to the portion of the fiscal year prior to the notice of termination will be paid.

(2)	Bonus is payable if Harris/Decima achieves its EBITDA Earn-Out Target under the Share Purchase Agreement dated August 16, 2007 pursuant to which the Company purchased all of the capital stock of Decima.

For fiscal 2008, Mr. Anderson received 60,000 CAD with respect to his individual retention bonus but did not earn an individual performance bonus.

In fiscal 2008, up to an additional $850,000 under the Corporate Bonus Plan and Business Unit Bonus Plan was available to be awarded to participants in either of those plans in the discretion of the Chief Executive Officer, subject in the case of executive officers to approval by the Compensation Committee. No NEO received a payment of any such discretionary amount for fiscal 2008. For 2009, up to 10% of the total bonuses available under the Corporate Bonus Plan and Business Unit Bonus Plan will be available to be awarded to the participants in either of those plans in the discretion of the Chief Executive Officer, subject in the case of executive officers to approval by the Compensation Committee.

For fiscal 2009, the Corporate and Business Unit Bonus Plans have a one-time retention modifier. Each bonus-eligible individual who has a satisfactory performance record, and who remains actively employed on the date bonuses are paid in August, 2009, will receive 25% of target bonus whether or not the threshold metrics of the applicable Bonus Plan are achieved. The Company will receive a credit for the amount paid as part of such retention bonus against bonus otherwise earned by each bonus plan participant. The Compensation Committee believes that the retention modifier will assist the Company in retaining employees in the face of increased recruiting pressure by competitors.

The Compensation Committee establishes target bonus amounts on a subjective basis after a review of recommendations made by management, Peer Group medians for similarly situated officers, the number of participants in the Company’s bonus plans, the aggregate of target bonuses under those plans as a percentage of overall Company expense, the relative roles and responsibilities of the various officers covered by the bonus plans, the relative ability of the respective officers to impact overall Company performance, and the mix of other salary and equity incentive compensation for each covered individual. Targets are intended to reflect a meaningful percentage of total compensation. Target bonuses for each of the NEOs as compared to payouts for fiscal 2008 were as follows:

Name	Fiscal 2008 Target($)	Fiscal 2008 Payout($)

Gregory T. Novak	250,000	0
Ronald E. Salluzzo	150,000	0
Leonard R. Bayer	100,000	0
David B. Vaden	135,000	0
George H. Terhanian	100,000	32,523
Bruce A. Anderson	62,500	0

Based upon Company and individual performance compared with the respective applicable bonus plan metrics for each respective NEO, only Dr. Terhanian received a performance bonus in fiscal 2008. His bonus was based upon achievement of the metric related to operating income in Europe compared to budgeted operating income for the region, as well as evaluation of his performance against his individual management objectives. Mr. Anderson received his retention bonus but not a performance bonus under his Employment Agreement.

Equity Incentive Compensation — Aligning Compensation with Stockholder Value

The Compensation Committee seeks to align the interests of the Company’s NEOs with those of its stockholders by providing a significant portion of total compensation in the form of equity grants, generally through the Company’s 1999 and 2007 Incentive Plans. The Committee also uses equity awards as incentives for NEOs to continue employment with the Company over the longer term, and therefore such awards generally include four-year vesting schedules.

Historically, the Company’s equity grants were only in the form of stock options, under which executives recognize value commensurate with increases in long-term stockholder value. Since fiscal 2006 the Compensation Committee also has made restricted stock grants, and in the case of Canadian employees, grants of restricted stock units with terms similar to those applicable to restricted stock grants. Restricted stock provides immediate value to the NEO, but places him or her at risk for actual losses in the event that stockholder value decreases. Both stock options and restricted stock link compensation to long-term performance. Both also have a retentive effect because they vest over a period of time. Beginning in fiscal 2008, certain restricted stock awards granted to NEOs also were more closely linked to individual performance as well as stockholder value because vesting requires not only continued service but also achievement of specific performance targets identified by the Compensation Committee at the time of the grant.

The equity incentives provided to each individual are based upon industry competitive practices and comparison to the Company’s Peer Group (described above), advice from the Compensation Committee’s compensation consultant, and judgments made by the Compensation Committee as to the individual’s relative position, responsibilities, and historical and expected contributions to the Company. The Committee also takes into account the individual’s existing stock ownership, previous stock-based grants, and whether previous grants have in-the-money value for retentive purposes. Primary weight is given to relative rank and responsibilities, with reference to Peer Group medians for particular positions. Initial grants designed to recruit an executive officer to join the Company have been based on negotiations with the officer and reference to the Company’s historical option grants to existing executive officers.

Prior to January 2008, the Compensation Committee’s general targets with respect to making equity grants to employees and directors of the Company were based on the number of outstanding shares of the Company’s common stock, with targets of between 1.5% and 2% of outstanding common shares on an annual basis, but taking into consideration at the time of making any actual grants then existing circumstances such as the Company’s performance. In January 2008, based upon a recommendation of its compensation consultant, the Compensation Committee determined to also take into account SVT methodology, with comparisons to Peer Group medians, in determining grants. Approximately 65% of grants have generally been targeted for executive officers, who the Committee believes have the greatest ability to impact overall performance of the Company, with the aggregate of all grants in a particular fiscal year targeted to include a mix of approximately 60% non-qualified stock options and 40% shares of restricted common stock.

Beginning in fiscal 2006, the Compensation Committee targeted an approximate mix of 60% stock options and 40% restricted stock as providing an effective balance between providing retentive value to the Company’s NEOs and further incentivizing the NEOs to deliver long-term value to the Company’s stockholders. Stock options provide incentives for the delivery of long-term value to stockholders because the options only have value to the NEOs to the extent that the price of the Company’s stock on the date of exercise exceeds the exercise price on the grant date. Their retentive value is limited because they have value only if the stock price increases over the term of the award. Restricted stock has more retentive value than stock options because it offers immediate value to executives which can be lost if the executive does not remain with the Company until the restrictions lapse. In addition, restricted stock closely aligns the interests of NEOs with stockholders because NEOs suffer the same loss of value as other stockholders if the Company’s stock price declines. Thus, restricted stock serves not only to reward and retain executives, but also to place them at risk for decreases in stockholder value.

Under the Company’s Incentive Plans, stock options are granted at fair market value and generally vest over a four-year period. 25% become exercisable on the one-year anniversary of the grant date, with the remainder vesting ratably over the remaining 36 months.

The Compensation Committee awards restricted stock at the market price on the date of grant, typically with a four-year forfeiture schedule. Historically, forfeitures lapsed on the same schedule as the Committee uses for stock option vesting. Starting with grants made during fiscal 2008, forfeitures of 25% of restricted stock awards lapse on each of the first four anniversaries following the award date.

Beginning in fiscal 2008, the Compensation Committee determined to make certain performance-based restricted stock awards to certain NEOs, based upon the Committee’s belief that performance-based awards provide additional linkage between executive compensation and longer term growth of the Company. These awards may fully vest in less than four years and generally will include performance-based vesting requirements in addition to the continued service requirement.

Under the terms of the 1999 Incentive Plan, 2007 Incentive Plan, and agreements related to awards granted outside of the Incentive Plans to new hires, all of the equity awards granted by the Company vest immediately upon a change in control of the Company. The Compensation Committee believes that the four-year vesting schedule contributes to the Company’s ability to retain executives and motivate long-term performance under normal circumstances. However, during a transition period in the event the Board decides to pursue a change in control transaction, accelerated vesting upon a change in control provides an incentive to employees to remain with the Company and recognizes that the linkage between performance and stockholder value will not be the same after the change in control. The Compensation Committee will continue to review, with respect to future equity grants, whether vesting will be automatic upon a change in control transaction, or will occur only upon termination of the grant recipient under specified circumstances following a transaction.

In fiscal 2008, the Compensation Committee considered the factors described above and reviewed both the incentive and retentive value of equity grants previously made to the NEOs and other employees. Among others, the Compensation Committee considered an analysis prepared by its compensation consultant which included a Peer Group median comparison for competitive value of annual grants and carried-holdings by executives in comparable positions, as well as a competitive analysis of the terms of the Company’s grants related to change in control transactions.

In August 2007, the Compensation Committee granted both stock options and performance-based shares of restricted stock to Messrs. Novak, Salluzzo and Bayer, and Dr. Terhanian. After consideration of grants that Mr. Vaden received in fiscal 2007, the Compensation Committee determined not to make any additional award to Mr. Vaden. The restricted stock awarded to the NEOs in August 2007 provided for forfeiture unless the Company achieved threshold 20.3% year-over-year revenue growth, adjusted for acquisitions, in fiscal 2008 with minimum Adjusted EBITDA of 9.5%. For performance above the minimum thresholds, the shares would vest proportionately with better results based upon a 60% Adjusted EBITDA-40% revenue growth weighted average. The August 2007 performance-based restricted stock awards all were forfeited for failure to meet the performance standards.

In February 2008, the Compensation Committee, with the assistance of its compensation consultant, continued its review of both the incentive and retentive value of equity grants previously made to the NEOs. The Committee made an award of restricted stock to Messrs. Novak and Salluzzo, 25% of which would vest over four years, and 75% of which was performance-based. The performance-based restricted stock will be forfeited if the executive leaves the Company prior to vesting, and will vest immediately and only upon achievement by the Company of Basic Net Income Per Share from Continuing Operations (EPS), as reflected in its Consolidated Statements of Operations filed with the SEC in its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, of at least an aggregate of $.32 per share for at least one consecutive four-fiscal-quarter period (a currently reported period plus the trailing three fiscal quarters) that ends on or before December 31, 2012.

As part of negotiation of the acquisition of Decima, the Compensation Committee agreed to make equity grants to Mr. Anderson, which included a grant of both stock options and restricted stock units, both of which vest over the Company’s standard four-year period with accelerated vesting upon a change in control of the Company.

Other Compensation

Deferred Compensation Plans

The Company does not offer any deferred compensation plans to its executives other than the 401(k) Plan available to all employees, described below.

401(k) Plan

The Company maintains a 401(k) Plan for its employees, including executive officers, to encourage employees to save some percentage of their cash compensation, through voluntary deferrals, for their eventual retirement. The 401(k) Plan permits employees to make such deferrals in a tax efficient manner. The Company may, in its discretion, match employee deferrals. For fiscal 2008, the Company made matching contributions equal to 50% of the first 8% of compensation deferred by employees with a cap of $4,000 (subject to IRS limits and non-discrimination testing). Contributions for the first three fiscal quarters were matched with Company stock. Commencing in the fourth fiscal quarter contributions were and will in the future be matched with cash.

Perquisites and Other Benefits

Incidental to their employment by, and the nature of their duties to, the Company, the NEOs receive some compensation in the forms of perquisites and personal benefits. For fiscal 2008, of the NEOs, only Dr. Terhanian received total perquisites that exceeded $10,000. The most common forms of perquisites provided by Harris Interactive to its NEOs are additional life insurance and reimbursement of attorney’s fees in connection with negotiation of employment agreements, the cost of which is disclosed in the footnotes to the Summary Compensation Table below. The Committee believes that providing additional protection for the families of the Company’s NEOs alleviates personal concerns and focuses their attention on the business of the Company. Dr. Terhanian receives certain perquisites related to his Company-requested temporary relocation to Europe, including an apartment allowance, two round-trip coach class airfares to the United States for personal visits, and assistance with tax filings. The aggregate amount of such perquisites received by Dr. Terhanian during fiscal 2008 is included in the Summary Compensation Table below.

Post-Termination Compensation

The Company has entered into employment agreements with certain of its executives, including each of the NEOs. These agreements provide for certain severance payments, described below under “Potential Payments Upon Termination or Change in Control”, if the executive’s employment terminates without cause or for good reason, including such a termination in the first year following a change in control. The agreements also provide for severance if an NEO’s employment agreement is not renewed by the Company at the end of each annual term. In addition, if there is a change in control, all equity based compensation automatically vests.

The Compensation Committee believes that these arrangements are important as a recruitment and retention device, as most of the companies with which Harris Interactive competes for executive talent have similar agreements in place for their executives. In addition, to the extent that these arrangements apply to a change in control, they help alleviate any concern NEOs might have regarding their own continued employment following any change in control, and also help incentivize the NEOs to remain with the Company to assist in any change in control transaction the Board determines is appropriate to pursue.

The Company links severance benefits to agreements by the NEOs not to disclose the Company’s confidential information, not to engage in certain competitive activities, and not to solicit the Company’s employees, customers, and acquisition prospects. An executive will forfeit the right to receive post-termination compensation if restrictive covenants in the employment agreements are breached. The Compensation Committee believes that these provisions provide important protection for the Company’s proprietary information and business.

The Company’s agreement with Leonard R. Bayer, formerly the Company’s Executive Vice President, Chief Scientist, and Chief Technology Officer, provided for compensation to Mr. Bayer if he entered into a post-termination 27-month consulting arrangement. In fiscal 2008, the Compensation Committee approved modifications to Mr. Bayer’s employment agreement which eliminated the requirement that he provide consulting services as a condition of post-termination payments, but conditioned such payments on his agreement not to compete with the Company for a period of two years after his retirement, an extension of the one-year period previously provided in his employment agreement.

The Compensation Committee also considers the cost and tax and accounting implications of post-termination payment arrangements. Among other factors, the Committee balances protection of its executives upon a change in control with protection for the Company by making severance payments available only if the executive is actually terminated without cause or leaves for good reason after the change in control (a so-called “double-trigger” precondition). The Committee also provides the excess parachute payment protection, described in “Tax and Accounting Considerations” below, to a limited number of employees including Messrs. Novak, Salluzzo and Vaden and Dr. Terhanian. In the case of Mr. Vaden and Dr. Terhanian, it further limits any such reimbursement for only the initial excise tax imposed and the initial tax on such reimbursement, if any.

Role of Compensation Committee and CEO; Procedures for Determination of Compensation

The Compensation Committee has primary responsibility for assisting the Board in developing and evaluating potential candidates for executive positions, including the CEO, and for overseeing the development of executive succession plans. The Compensation Committee oversees the design, development and implementation of the compensation for the CEO and the other NEOs.

For the CEO, the Nominating and Governance Committee of the Board approves goals and objectives. The Board Chairman and the Compensation Committee conduct a thorough performance evaluation of the CEO in light of the established goals and objectives, including among others interviews with persons with whom the CEO has regular interaction. The Compensation Committee then recommends all forms of CEO compensation, taking into account the goals and objectives of the Company’s overall compensation program, to the Nominating and Governance Committee, which has final approval authority over his compensation package as well as the target goals and objectives against which his performance will be measured.

For other executive officers, the CEO and the Compensation Committee together assess performance and determine individual compensation, based on initial recommendations from the CEO and the Executive Vice President, Human Resources. The executive officers do not play a role in determining their own compensation, other than discussing individual performance objectives with the CEO and Executive Vice President, Human Resources. In all instances, the Compensation Committee exercises its discretion in modifying any recommended adjustments or awards to executives.

From time to time, the CEO and the Executive Vice President, Human Resources recommend equity awards to be made under the 2007 Incentive Plan. The Compensation Committee, which has exclusive authority to make such awards to the CEO and other executive officers, considers such recommendations together with information provided by compensation consultants and other factors, in determining whether to make such awards.

Role of Compensation Consultants

Neither the Company nor the Compensation Committee has an on-going contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive officer or director compensation. The Compensation Committee does retain compensation consultants to assist it with specific issues from time to time.

In fiscal 2008, the Compensation Committee retained Frederic W. Cook & Co., Inc. to provide information, analysis, and recommendations to the Committee, specifically regarding long-term incentive compensation and post-termination and change in control compensation. The consultant was chosen and retained directly by, and reported directly to, the Compensation Committee. Management assisted the compensation consultant by providing background information. As discussed above, the Compensation Committee considered the recommendations of the consultant together with other factors in reaching decisions as to compensation in fiscal 2008.

Equity Grant Practices

The Compensation Committee has established a policy regarding the dates for making grants of options, restricted stock, and restricted stock units under the 2007 Incentive Plan. Except in the case of awards made in connection with acquisitions or other extraordinary circumstances, awards are made only on the 15th calendar day of the month in which quarterly results are publicly announced or, if results are not announced by that time, seven days following their public release. These dates were established so that grants would be effective at a time when the Company expects the most current information regarding its performance to be available to the public market. However, because the award dates are pre-determined, some awards may be made at a time when the Company is in possession of material non-public information. The exercise price of each stock option awarded and to be awarded under the 1999 Incentive Plan and 2007 Incentive Plan was and will be the closing price of the Company’s stock on the date of grant.

The Compensation Committee administers the 1999 Incentive Plan and the 2007 Incentive Plan, taking into account recommendations from management. The Committee selects those individuals to whom equity-based awards should be granted and determines the amount and terms of those awards. The Compensation Committee has delegated authority under the 2007 Incentive Plan to the Chief Executive Officer and the Executive Vice President, Human Resources to grant stock options to: (i) employees who are not executive officers, limited to a maximum of 45,000 options per grant to senior vice presidents, 15,000 per grant to vice presidents, and 10,000 per grant to other employees, and (ii) new hires who will not be executive officers, limited to a maximum of 45,000 options per grant to senior vice presidents, 10,000 per grant to vice presidents, and 5,000 per grant to other employees. The Committee also has delegated authority under the 2007 Incentive Plan to the Chief Executive Officer, acting as a Board Committee of one, to grant restricted stock to employees who are not executive officers, but to date the

CEO has not exercised such authority and the Committee currently intends to continue to make such grants itself where practical.

Stock Ownership Guidelines

During fiscal 2007, the Compensation Committee adopted guidelines for stock ownership for certain executive officers. The guidelines will require each of Messrs. Novak, Salluzzo and Vaden to own Company stock with a value equal to one- times base salary by July 1, 2013. Any person appointed in the future to serve as Chief Executive Officer, Chief Financial Officer or Chief Operating Officer must meet the same requirement within five years after the date of appointment to the covered position. Shares held in the Company’s 401(k) Plan, 1999 Employee Stock Purchase Plan, and 2007 Employee Stock Purchase Plan, as well as vested and unvested non-performance-based restricted stock, count toward the requirement, but unexercised stock options and unvested performance-based restricted stock do not.

The Company’s policies prohibit all insiders, including NEOs, from hedging the risk associated with stock ownership without express consent of the Board of Directors.

Tax and Accounting Considerations

Section 162(m) of the IRC generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through June 30, 2008, this provision has not limited the Company’s ability to deduct executive compensation. The Compensation Committee will continue to monitor the potential impact of Section 162(m) on the Company’s ability to deduct executive compensation, and in particular will review the effect of recent Internal Revenue Service rulings related to performance-based compensation in change in control situations. The 1999 Incentive Plan and the 2007 Incentive Plan have been designed, and are intended to be administered, in a manner that will enable the Company to deduct compensation attributable to options and certain other awards thereunder, without regard to the deduction limitation established by Section 162(m).

Section 409A of the IRC generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005, and imposes an additional tax on certain forms of deferred compensation. The Committee takes Section 409A into account in determining the form and timing of compensation paid to the Company’s executives, and Section 409A is generally not applicable to the compensation provided by the Company.

Sections 280G and 4999 of the IRC limit the Company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance from the Company in connection with a change in control. The Compensation Committee considers the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, in structuring certain post-termination compensation payable to the Company’s NEOs. The Committee balances the potential adverse tax consequences to the Company and the executive, and in the case of Dr. Terhanian and Mr. Vaden, limits the extent of reimbursement for excise taxes on excess parachute payments.

The Company expenses stock option and restricted stock grants under Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, and has done so since adopting SFAS No. 123(R) on July 1, 2005. More information regarding the application of SFAS No. 123(R) by the Company may be found in Note 13 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Named Executive Officers

Information in this section is provided for our Chief Executive Officer, Chief Financial Officer, the three other executive officers most highly compensated in fiscal 2008 serving as executive officers at the end of fiscal 2008, and one individual, Mr. Bayer, who would have been one of the three most highly compensated officers had he been serving at the end of the fiscal year, determined using the methodology for determining “total compensation” provided by the SEC (collectively, our “NEOs”). The following table sets forth the name, age and position of the Company’s NEOs. Mr. Bayer retired effective March 31, 2008. Each of the other NEOs has been appointed by and is serving at the pleasure of our Board.

Name	Age	Position

Gregory T. Novak	46	President and Chief Executive Officer
Ronald E. Salluzzo	57	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Leonard R. Bayer	58	Former Executive Vice President, Chief Scientist and Chief Technology Officer
David B. Vaden	37	President, North America and Global Operations
George H. Terhanian, PhD	44	President, Harris Interactive Europe and Global Internet Research
Bruce A. Anderson	51	President, Harris/Decima

The business experience of each of the NEOs, as well as information regarding the other executive officers and certain key employees of the Company, is set forth in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2008.

Summary Compensation Table

The following table and accompanying footnotes provide information regarding compensation of our NEOs for fiscal years 2007 and 2008:

		Salary		Stock Awards	Option Awards	All Other
Name and Principal Position	Year	($)(1)(2)	Bonus($)	($)(3)	($)(4)	Compensation($)(5)		Total($)

Gregory T. Novak	2007	493,269	96,048	—	748,169	7,170		1,344,656
President and Chief Executive Officer	2008	500,000	0	8,719	634,107	11,446		1,154,272
Ronald E. Salluzzo	2007	332,308	57,629	—	354,200	6,656		750,793
Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2008	335,000	0	4,359	368,690	10,564		718,613
Leonard R. Bayer	2007	329,538	51,866	—	12,150	7,096		400,650
Former Executive Vice President, Chief Scientist, and Chief Technology Officer	2008	362,260	0	—	9,113	691,390	(6)	1,062,763
David B. Vaden	2007	306,731	94,924	65,091	353,204	6,038		825,988
President, North America and Global Operations	2008	350,000	0	189,560	597,062	5,103		1,141,725
George H. Terhanian	2007	275,408	71,197	—	21,870	35,855	(8)	404,330
President, Harris Interactive Europe and Global Internet Research(7)	2008	298,119	32,523	—	34,750	42,560	(8)	407,952
Bruce A. Anderson	2007	—	—	—	—	—		—
President, Harris/Decima(9)	2008	290,754	59,803	23,396	49,577	—		423,530

(1)	Reflects base salary earned during fiscal years 2007 and 2008 and includes amounts deferred by the NEOs in accordance with the provisions of the Company’s 401(k) Plan.

(2)	The amounts shown reflect the salary amounts actually paid in fiscal 2007 and 2008, respectively. Because of the timing of adjustments to salaries, the NEOs were paid at a lower salary level for a portion of the applicable fiscal year than their respective base salaries at the end of such years, causing the amounts shown in the summary compensation table to differ from those described in connection with the NEOs’ employment agreements. The following salary adjustments were made with respect to the NEOs:

		Salary After
NEO	Adjustment Date	Adjustment Date($)

Gregory T. Novak	9/7/05	475,000
	10/12/06	500,000
Ronald E. Salluzzo	3/6/06	325,000
	9/25/06	335,000
Leonard R. Bayer	1/1/05	318,000
	7/1/06 through his retirement on
	3/31/08	330,000
David B. Vaden	2/20/06	300,000
	4/30/07	350,000
George H. Terhanian	10/12/05	255,000
	9/12/06	275,000
	7/1/07	299,000
Bruce A. Anderson	8/16/07 (date of hire)	315,000CAD
		(290,754US)(9)

As discussed in footnote (6) below, the increase in the amount of Dr. Terhanian’s stated base salary reflected in the table above reflects exchange rate adjustments that had already occurred, rather than a real increase in base salary realized by him.

(3)	Reflects the dollar amount recognized in fiscal year 2008 in accordance with SFAS No. 123(R) for financial statement reporting purposes related to restricted stock, and therefore may include awards made in prior fiscal years for which forfeiture restrictions lapsed in fiscal 2008. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information as to the assumptions made in valuation, see Note 13 to the financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008. See the Grants of Plan Based Awards table below for information on awards of restricted stock granted in fiscal 2008.

(4)	Reflects the dollar amount recognized in fiscal year 2008 determined in accordance with SFAS No. 123(R) for financial statement reporting purposes related to stock options and therefore may include awards made in prior fiscal years that vested in fiscal 2008. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information as to the assumptions made in valuation, see Note 13 to the financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008. Amounts reflected above are based on the Company’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the NEOs. See the Grants of Plan-Based Awards table below for information on options granted in fiscal 2008.

(5)	Includes the following 401(k) matching contributions and life insurance premiums (for coverage in addition to that provided to all Company employees) for fiscal 2008. “Other” includes legal fees reimbursed in connection with review and modification of employment relationships. See also footnotes (6) and (8) related to Mr. Bayer and Dr. Terhanian.

			Life Insurance
		401(k) Match ($)	Premium ($)	Other ($)

Gregory T. Novak	2007	4,000	1,382	1,788
	2008	4,000	1,049	6,397
Ronald E. Salluzzo	2007	3,092	1,776	1,788
	2008	4,845	1,803	3,916
Leonard R. Bayer	2007	3,554	1,754	1,788
	2008	4,000	1,776	5,863
David B. Vaden	2007	4,000	250	1,788
	2008	4,000	240	863
George H. Terhanian	2007	4,000	—	31,855
	2008	3,220	—	28,840
Bruce A. Anderson	2007	—	—	—
	2008	—	—	—

(6)	Includes 401(k) match and life insurance (see note 5 above) and consulting fees of $5,000. Also included are post-termination retirement and non-compete compensation accrued upon Mr. Bayer’s retirement on March 31, 2008; payments include $192,500 payable on October 1, 2008, $27,500 payable on November 1, 2008, $27,500 payable on December 1, 2008, and $495,000 payable on January 2, 2009. Payments also include health insurance premiums between March 31, 2008 and March 31, 2010, which will increase or decrease by the amount of increases or decreases in premiums changed by the insurer.

(7)	Dr. Terhanian, at the Company’s request, works and resides in the United Kingdom. His employment arrangements have provided for adjustments in the US Dollar amount of his salary based upon changes in the exchange rate between the US Dollar and the British Pound intended to keep the salary benefit to him approximately exchange rate neutral. Dr. Terhanian’s base salary, as reflected in his Employment Contract, is denominated in US Dollars but is subject to adjustment if cumulative changes in the exchange rate between the US Dollar and the British pound are 5% or greater since the date of the most recent exchange adjustment.

(8)	Includes $26,880 and $28,840 for fiscal 2007 and 2008 respectively, which represents actual cost of the annual apartment allowance provided to Dr. Terhanian during those periods. It also includes $10,500 related to income tax preparation and filing assistance during fiscal 2008 as a result of his assignment in the United Kingdom.

(9)	Harris/Decima is the Company’s Canadian subsidiary. Payments under Mr. Anderson’s Employment Agreement are denominated in Canadian dollars. All amounts reflected in the Summary Compensation Table for Mr. Anderson are in US Dollars, based upon the average exchange rate between US and Canadian dollars for the applicable period.

Each of the NEOs is a party to an employment agreement with the Company that covers, among other items, the non-equity based compensation described above. The material terms of such employment agreements are discussed below in “Employment Agreements” and in “Potential Payments Upon Termination or Change in Control.” For further discussion regarding the determination of base salary and incentive compensation within the context of total compensation, see “Compensation Discussion and Analysis — Mix of Types of Compensation” above.

Grants of Plan Based Awards in Fiscal 2008

The following table and accompanying footnotes provide information regarding grants of stock options and restricted stock to our NEOs in fiscal 2008:

Grants of Plan Based Awards in Fiscal 2008(1)

						All Other
						Option
					All Other	Awards:
					Stock	Number of
					Awards:	Securities	Exercise or	Grant Date
		Estimated Future Payouts Under Equity Incentive Plan Awards			Number of	Underlying	Base Price	Fair Value of
		Threshold	Target	Maximum	Shares of	Options	of Option	Stock and
		(#)	(#)	(#)	Stock (#)	(#)	Awards	Option
Name	Grant Date	(a)	(b)	(c)	(d)	(e)	($/sh)(2)	Awards($)(3)

Gregory T. Novak	8/31/07	0	15,160	20,000	—	60,000	4.31	240,760
	2/15/08	0	112,500	112,500	37,500	—	—	372,000
Ronald E. Salluzzo	8/31/07	0	6,822	9,000	—	27,000	4.31	108,342
	2/15/08	0	56,250	56,250	18,750	—	—	186,000
Leonard R. Bayer	8/31/07	—	—	—	3,000	9,000	—	36,114
David B. Vaden	—	—	—	—	—	—	—	—
George H. Terhanian	8/31/07	0	6,064	8,000	—	24,000	4.31	96,304
Bruce A. Anderson	8/16/07	—	—	—	—	92,018	4.12	226,640
	11/15/07	—	—	—	36,971	—	—	149,733

(1)	Grants made on August 31, 2007 were made under the 1999 Incentive Plan, Mr. Anderson’s grant made on August 16, 2007 was made to him as a new hire outside of the Incentive Plans, and the remaining grants were made under the 2007 Incentive Plan.

(2)	Reflects exercise price for stock options granted, which was the closing market price of the Company’s stock on the grant date.

(3)	Reflects full grant date fair value under SFAS No. 123(R) of the restricted stock, restricted stock units and stock options granted. For restricted stock and restricted stock units, fair value is calculated using the closing market price of the Company’s stock on the date of grant. For stock options, fair value is calculated using the Black-Scholes value on the date of grant. For additional information as to the assumptions made in valuation, see Note 13 to the financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

Stock awards reflected in columns (a), (b) and (c) of the table above represent awards of performance-based restricted stock. In each case:

•	vesting is accelerated upon the occurrence of a change in control of the Company, and all unvested restricted stock fully vests upon such an event;

•	vesting ceases if the executive’s employment is terminated for any reason (voluntary or involuntary, including by reason of death or disability); and

•	the award agreement provides that the restricted stock is forfeited if the executive violates confidentiality, non-compete, or non-solicitation restrictions.

The performance-based restricted stock awards granted on August 31, 2007 to Messrs. Novak and Salluzzo and Dr. Terhanian had the following vesting terms. If, as determined on August 31, 2008, the Company’s EBITDA with stock compensation expense added back (“Adjusted EBITDA”) as a percentage of revenue, and the Company’s revenue, for fiscal 2008 were at least 9.5% and $254,800,000 respectively (the “2007 Award Target Threshold”), 75.8% of the restricted stock award would vest. If the 2007 Award Target Threshold was not met, all of the restricted stock award would be forfeited. If Adjusted EBITDA and/or revenue was higher than the 2007 Award Target Threshold, up to a maximum of 100% of the restricted stock award would vest based upon a sliding scale weighted 60% to Adjusted EBITDA as a percentage of revenue and 40% to revenue. The lowest revenue growth at which full vesting would occur would be approximately 21.0% which would require Adjusted EBITDA to be approximately 13.0%, and the lowest Adjusted EBITDA at which full vesting would occur would be approximately 11.7% which would require revenue growth to be approximately 25.1%. Based upon the Company’s actual fiscal 2008 results, all performance-based restricted stock granted on August 31, 2007 was forfeited.

The performance-based restricted stock awards granted on February 15, 2008 to Messrs. Novak and Salluzzo will vest if the Company’s Basic Net Income Per Share from Continuing Operations (“EPS”), as reflected in its Consolidated Statements of Operations filed with the Securities and Exchange Commission in its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, equals at least an aggregate of $.32 per share (“EPS Target Threshold”) for at least one consecutive four-fiscal-quarter period (a currently reported period plus the trailing three fiscal quarters) that ends on or before December 31, 2012. If the EPS Target Threshold is met on or before December 31, 2012, 100% of the restricted stock award will vest. If the EPS Target Threshold is not met by that date, or if the executive’s employment terminates for any reason prior to vesting, all of the restricted stock award will be forfeited. Vesting is accelerated upon a change in control of the Company. The EPS Target Threshold was not yet met as of June 30, 2008.

Stock awards reflected in column (d) of the table above represent awards of time-based restricted stock. Stock options reflected in column (e) of the table above were issued at fair market value on the date of the grant and have a ten year term. In the case of both time-based restricted stock (column (d)) and options (column (e)):

•	25% of each award vests on the one-year anniversary date of the grant, the balance of each option award vests ratably on a monthly basis over the following 36 months, and the balance of each stock award vests ratably on the two, three, and four-year anniversary dates of the grant;

•	vesting is accelerated upon the occurrence of a change in control of the Company, and all unvested restricted stock and options fully vest upon such an event;

•	vesting ceases with respect to restricted stock if the executive’s employment is terminated for any reason (voluntary or involuntary, including by reason of death or disability);

•	vesting ceases with respect to options if the executive’s employment is terminated for any reason (voluntary or involuntary) other than by reason of death or disability, and is accelerated upon the executive’s death or disability; and

•	the award agreements for restricted stock and options provide that the restricted stock and options are forfeited if the executive violates confidentiality, non-compete, and non-solicitation restrictions.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table provides information regarding unexercised stock options and unvested restricted stock awards held by our NEOs as of June 30, 2008.

Outstanding Equity Awards at 2008 Fiscal Year End

			Option Awards				Stock Awards
											Equity
											Incentive
									Equity		Plan
								Market	Incentive		Awards:
							Number	Value of	Plan		Market
			Number of	Number of			of Shares	Shares or	Awards:		Value of
			Securities	Securities			or Units	Units of	Number of		Unearned
			Underlying	Underlying	Option		of Stock	Stock That	Unearned		Shares That
			Unexercised	Unexercised	Exercise	Option	That	Have Not	Shares That Have		Have Not
			Options(#)	Options(#)	Price	Expiration	Have Not	Vested	Not Vested		Vested
Name	Grant Date		Exercisable	Unexercisable	($)	Date	Vested(#)	($)(1)	(#)		($)(1)

Gregory T. Novak	7/22/99	(2)	18,000	—	1.26	7/21/09	—	—	—		—
	9/12/02	(3)	50,000	—	2.42	9/11/12	—	—	—		—
	11/7/03	(3)	100,000	—	7.50	10/31/13	—	—	—		—
	7/27/04	(4)	13,855	—	6.27	7/26/14	—	—	—		—
	11/9/04	(5)	500,000	—	6.76	11/8/14	—	—	—		—
	5/24/05	(3)	246,667	73,333	4.39	5/23/15	—	—	—		—
	9/28/05	(3)	158,125	71,875	4.20	9/27/15	—	—	—		—
	8/31/07	(3)	—	60,000	4.31	8/30/17	—	—	—		—
	8/31/07		—	—	—	—	—	—	20,000/0	(6)	40,200/0	(6)
	2/15/08	(9)	—	—	—	—	37,500	75,375	—		—
	2/15/08	(8)	—	—	—	—	—	—	112,500		226,125
Ronald E. Salluzzo	3/6/06	(3)	196,875	153,125	5.56	3/5/16	—	—	—		—
	8/31/07	(3)	—	27,000	4.31	8/30/17	—	—	—		—
	8/31/07		—	—	—	—	—	—	9,000/0	(6)	18,090/0	(6)
	2/15/08	(9)	—	—	—	—	18,750	37,688	—		—
	2/15/08	(8)	—	—	—	—	—	—	56,250		113,063
Leonard R. Bayer	7/27/04	(4)	24,375	—	6.27	7/26/14	—	—	—		—
David B. Vaden	3/6/00	(3)	30,000	—	11.00	3/5/10	—	—	—		—
	9/12/02	(3)	13,125	—	2.42	9/11/12	—	—	—		—
	1/28/04	(3)	125,000	—	8.05	1/27/14	—	—	—		—
	7/27/04	(4)	3,250	—	6.27	7/26/14	—	—	—		—
	1/3/05	(3)	85,417	14,583	7.94	1/2/15	—	—	—		—
	5/24/05	(3)	50,104	14,896	4.39	5/23/15	—	—	—		—
	5/31/06	(3)	29,688	27,312	4.98	5/30/16	—	—	—		—
	5/31/06	(7)	—	—	—	—	18,208	36,599	—		—
	2/15/07	(3)	41,667	83,333	5.31	2/14/17	—	—	—		—
	5/15/07	(3)	81,250	218,750	5.69	5/14/17	—	—	—		—
	5/15/07	(7)	—	—	—	—	72,917	146,563	—		—
George H. Terhanian	7/22/99	(3)	56,000	—	3.70	7/21/09	—	—	—		—
	10/25/99	(3)	56,000	—	7.06	10/24/09	—	—	—		—
	8/13/02	(3)	125,000	—	2.30	8/12/12	—	—	—		—
	5/24/05	(3)	34,688	10,312	4.39	5/23/15	—	—	—		—
	8/31/07	(3)	—	24,000	4.31	8/30/17	—	—	—		—
	8/31/07		—	—	—	—	—	—	8,000/0	(6)	16,080	(6)
Bruce A. Anderson	8/16/07	(3)	—	92,018	4.12	8/15/17	—	—	—		—
	11/15/07	(9)	—	—	—	—	36,971	74,312	—		—

(1)	Value is based on the market value of $2.01 for the Company’s common stock, the closing market price of such common stock as reported by NASDAQ on June 30, 2008, the last trading day of fiscal 2008.

(2)	Options originally vested 1/3 on the one-year anniversary of the grant date and 1/3 per year over the following two years. The vesting schedule reflected that generally applicable to grants made prior to September 1999. Options became fully vested on December 7, 1999, the date of the Company’s initial public offering.

(3)	Options vest 25% on the one-year anniversary of the grant date, and the balance vests monthly over the remaining 36 months.

(4)	Options vested immediately on the grant date. No vesting schedule was included because the options were granted in lieu of cash bonuses otherwise fully earned.

(5)	Options vested 25% on March 30, 2005, and the balance vested monthly over the remaining 36 months. The initial 25% vested earlier than the vesting schedule generally used by the

Compensation Committee because the effective date of the option grant was delayed pending stockholder approval of the addition of sufficient shares to the 1999 Incentive Plan to cover the award.

(6)	Shares of restricted stock would have vested on August 31, 2008 if the Company had met specified Adjusted EBITDA as a percentage of revenue and revenue targets for fiscal 2008. The targets are more fully described above under “Grants of Plan Based Awards in Fiscal 2008”. The targets were not met based upon performance as of the end of the fiscal year, so vesting could not occur after that date. Technically, however, the shares were not forfeited until August 31, 2008, the final vesting date established to permit time for the Company’s year-end results to be audited. The table above reflects both the unvested amount not yet forfeited as of June 30, 2008 and also the amount that could be determined at June 30, 2008 to be the amount for which all conditions requiring forfeiture had occurred.

(7)	Shares of restricted stock vest 25% on the one-year anniversary of the grant date, and the balance vests monthly over the remaining 36 months.

(8)	Shares of restricted stock vest if the Company meets a specified Basic Net Income Per Share from Continuing Operations target on or before December 31, 2012. The target is more fully described above under “Grants of Plan Based Awards in Fiscal 2008”. The target was not yet met as of June 30, 2008.

(9)	Shares vest 25% on the one-year anniversary of the grant date and 25% on each succeeding anniversary date for the three years thereafter.

Options Exercised and Stock Vested in Fiscal 2008

The following table provides information with regard to the amounts paid or received by the NEOs during fiscal 2008 as a result of the exercise of stock options or the vesting of restricted stock awards.

Fiscal 2008 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Number of
Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise(#)(1)	Exercise($)(2)	Acquired on Vesting(#)(3)	Vesting($)(4)

Gregory T. Novak	—	—	—	—
Ronald E. Salluzzo	—	—	—	—
Leonard R. Bayer	—
David B. Vaden	—	—	36,587	88,093
George H. Terhanian	28,000	102,620	—	—
Bruce A. Anderson	—	—	—	—

(1)	Reflects the number of stock options exercised by the NEOs during fiscal 2008.

(2)	Reflects the market value at the time of exercise of the shares purchased less the exercise price paid.

(3)	Reflects the shares of common stock acquired by the NEOs upon vesting during fiscal 2008.

(4)	Reflects the market value of the shares on the respective vesting dates.

Employment Agreements With Named Executive Officers

The Agreements and Responsibilities of NEOs

Gregory T. Novak serves as President and Chief Executive Officer of the Company pursuant to an Employment Agreement dated April 30, 2007, amended February 8, 2008 (the “Novak Agreement”). Ronald E. Salluzzo serves as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company pursuant to an Employment Agreement dated April 30, 2007, amended February 8, 2008 (the “Salluzzo Agreement”). Leonard R. Bayer served as Executive Vice President, Chief Scientist, and Chief Technology Officer of the Company pursuant to an Employment Agreement dated April 30, 2007, amended February 26, 2008 (the “Bayer Agreement”) until his retirement on March 31, 2008. David B. Vaden serves as

President, North America and Global Operations of the Company pursuant to an Employment Agreement dated April 30, 2007, amended April 30, 2008 (the “Vaden Agreement”). George H. Terhanian, PhD, serves as President, Harris Interactive Europe and Global Internet Research pursuant to an Employment Agreement effective September 1, 2007, amended April 30, 2008 (the “Terhanian Agreement”) which replaced a letter agreement dated September 6, 2002 and an Agreement provided by the Company in 2003 related to change in control. Bruce A. Anderson serves as President, Harris/Decima pursuant to an Employment Agreement dated August 16, 2007 (the “Anderson Agreement”). The Novak Agreement, Salluzzo Agreement, Bayer Agreement, Vaden Agreement, Terhanian Agreement are collectively referred to as the “US Employment Agreements” and together with the Anderson Agreement are collectively referred to as the “Employment Agreements”.

Each of the US Employment Agreements provides that the executive will continue to be employed in the position described above; provided, however, his responsibilities and title may be changed to a position no less senior and executive in nature within the Company. In the case of a change in control, his title, reporting line, responsibilities, and duties may be changed in line with the change in the part played by the Company in the controlling person (for example, executive duties may be at a divisional, subsidiary, or group level, if the Company becomes a division, subsidiary, or group within the controlling person). The Anderson Agreement provides that his duties may be changed from time to time; provided, however, they shall (i) include overall coordination and direction of Decima, including involvement in development of strategy, and (ii) be no less senior and executive in nature than those of the president of a significant operating group within the Company.

The Bayer Agreement did not require Mr. Bayer to devote full time efforts to the performance of his duties, but did require him to devote approximately sixty percent of the time and efforts as he devoted to such duties prior to 2005.

Each of Mr. Novak’s and Mr. Bayer’s agreements requires the Nominating and Governance Committee to nominate and recommend him for election as a director at each annual meeting of stockholders coinciding with the expiration of his term as a director, but failure of the stockholders to elect the executive does not constitute a breach of the agreement. The agreements also require Mr. Novak and Mr. Bayer, as applicable, to resign from the Board on the date on which his employment terminates for any reason. Mr. Bayer resigned from the Board effective upon his retirement from the Company on March 31, 2008.

Term and Termination of the Agreements

Each of the US Employment Agreements terminates on (i) June 30, 2008 (subject to renewal as described below) or (ii) the executive’s death, unless the executive’s employment is earlier terminated by either party in accordance with the terms of the employment agreement. Each of the US Employment Agreements provides that on June 30, 2008 and each June 30 thereafter, the executive’s employment will be automatically extended for additional successive one year terms, unless either the executive or the Company gives the other at least three months written notice of non-renewal, none of which has been given to date.

The Anderson Agreement may be terminated by either Decima or Mr. Anderson with or without cause upon notice to the other.

The Bayer Employment Agreement terminated effective with Mr. Bayer’s retirement on March 31, 2008. The Company’s obligations related to his retirement are described in “Other Obligations” below.

The Company and each executive may terminate the other respective US Employment Agreements at any time. Under the US Employment Agreements, termination by the Company may be with or without “Cause,” and termination by the executive may be with or without “Good Reason. “Cause” includes:

•	willful failure to perform duties after notice of such failure,

•	willful conduct that is materially and demonstrably injurious to Company,

•	conviction or plea of guilty or nolo contendere to a felony or to any other crime which involves moral turpitude,

•	violation of non-competition, non-solicitation, or confidentiality restrictions,

•	material violation of Company polices, and

•	material breach of terms of the applicable employment agreement.

“Good Reason” includes:

•	material breach of the Company’s obligations, including any assignment of duties not included within the scope provided in the applicable employment agreement,

•	decrease in base salary or target bonus below the levels originally specified in the agreement,

•	certain relocations of principal place of work, and

•	failure of any successor to the Company to be bound by the applicable employment agreement.

The effect of termination of the executive under various circumstances, including with Cause, without Cause, with Good Reason, without Good Reason, on death or disability, and in the case of a change in control, is detailed below under “Potential Payments Upon Termination or Change in Control.”

Base Salary and Bonus

Each of the Employment Agreements provides for base salary and an annual target bonus. The amounts as of the date of each such Agreement, which remain unchanged, are shown below and are subject to annual review by the Compensation Committee, but not reduction below the amounts shown:

	Annual Base Salary		Annual Target Bonus

Gregory T. Novak	$500,000		$250,000
Ronald E. Salluzzo	$335,000		$150,000
Leonard R. Bayer	$330,000		$135,000
David B. Vaden	$350,000		$150,000
George H. Terhanian	$299,000	(1)	$100,000
Bruce A. Anderson	315,000 CAD		Fiscal 2008 — 62,500 CAD
			Fiscal 2009 — 75,000 CAD

(1)	So long as Dr. Terhanian’s primary duties are in the United Kingdom, at the end of each fiscal quarter, if cumulative changes in the exchange rate between the US Dollar and the British Pound are 5% or greater since the date of the most recent exchange adjustment, Dr. Terhanian’s salary will be adjusted up or down in the same percentage as cumulative changes in the exchange rate since the most recent exchange adjustment; provided, however, in no event will his base compensation be less than $299,000.

The Compensation Committee establishes the annual performance requirements for earning bonuses based upon factors described above in “Compensation Discussion and Analysis — Implementing the Compensation Committee’s Objectives — Cash Bonus Plan — Linking Compensation to Performance”.

The Anderson Agreement also provides for the following additional retention and performance bonuses:

Fiscal Year	Retention Bonus(1)	Performance Bonus(2)

2008	60,000 CAD	60,000 CAD
2009	90,000 CAD	60,000 CAD
2010	150,000 CAD	60,000 CAD
2011	—	60,000 CAD
2012	—	60,000 CAD

(1)	Bonus is payable if Mr. Anderson remains employed at the end of the applicable fiscal year. In addition, if the Company terminates Mr. Anderson without cause or for permanent disability during any fiscal year, the pro rata portion of the retention bonus allocable to the portion of the year prior to the notice of termination will be paid.

(2)	Bonus is payable if Harris/Decima achieves its EBITDA Earn-Out Target under the Share Purchase Agreement dated August 16, 2007 pursuant to which the Company purchased all of the capital stock of Decima.

Benefits and Perquisites

Each of the Employment Agreements provides for vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally, and the US Employment Agreements provide for reimbursement of up to $2,500 in legal fees in connection with negotiation of each individual’s employment agreement. In addition, the US Employment Agreements provide for Company-paid term life insurance, in addition to Company paid term life insurance benefits provided to all executive officers. Annual premiums are set forth above in footnote 5 to the Summary Compensation Table above.

The Terhanian Agreement provides for an apartment allowance of a maximum of $2,436 per month, reimbursement for two round trip economy class airfares for personal trips to the United States per year, income tax preparation and assistance during Dr. Terhanian’s assignment in the United Kingdom and final preparation and filing of necessary tax returns upon his return to the United States.

Other Obligations

Each NEO is subject to certain non-competition, non-solicitation and confidentiality covenants contained in his employment agreement, and post-termination payments to him are, in part, in consideration of such obligations. The duration of non-competition and non-solicitation agreements for each executive is described below in “Potential Payments Upon Termination or Change in Control.”

The Bayer Agreement, prior to the 2008 amendment, provided that in the event of termination of Mr. Bayer’s employment due to expiration of the term or for any other reason except death or disability, Mr. Bayer had the option of agreeing to provide transition, advice, and consulting services to the Company for a period of 27 months following his termination (the “Consulting Period”). If Mr. Bayer chose not to provide his consulting services, his non-compete arrangements would extend for one year only. In consideration of consulting services, if provided, the Company agreed to pay Mr. Bayer the aggregate sum of $660,000 and to provide health and medical benefits during the consulting period (or reimbursement for coverage reasonably comparable to that previously provided by the Company).

In connection with Mr. Bayer’s decision to retire, the Bayer Agreement was amended February 26, 2008. The amended agreement no longer provided for optional consulting services. The amendment extended the non-competition and non-solicitation period to twenty-four months. In consideration of the non-competition and non-solicitation agreements, the amended agreement provided for payments to Mr. Bayer of $192,500 payable on October 1, 2008, $27,500 payable on November 1, 2008, $27,500 payable on December 1, 2008, and $495,000 payable on January 2, 2009.

Potential Payments Upon Termination or Change in Control

Pursuant to the Employment Agreements with the other NEOs, the Company is obligated to make certain payments to the applicable executive upon termination of employment, including without limitation by reason of death or disability, or upon a change in control of the Company. Such obligations are summarized in the table below for each covered event for each person serving as an executive at June 30, 2008.

Post-Termination Payment Summary(1)(2)
Event	Gregory T. Novak	Ronald E. Salluzzo	David B. Vaden	George H. Terhanian	Bruce A. Anderson

Termination Without Cause or At End of Term by Company, or Termination With Good Reason by NEO(3)	(a) 24 months Base Salary (4)

(b) Prorated Bonus (5)(6)

(c) Health Benefits — 24 months (4)

(d) Stock Options and Awards Cease Vesting
Total (7): $1,017,322 Comprised of:
(a) $1,000,000,
(b) $0,
(c) $17,322, and
(d) $0	(a) 12 months Base Salary (4)

(b) Prorated Bonus (5)(6)

(c) Health Benefits — 12 months (4)

(d) Stock Options and Awards Cease Vesting
Total (7): $341,573 Comprised of:
(a) $335,000,
(b) $0,
(c) $6,573, and
(d) $0	(a) 12 months Base Salary (4)

(b) Prorated Bonus (5)(6)

(c) Health Benefits — 12 months (4)

(d) Stock Options and Awards Cease Vesting
Total (7): $358,703 Comprised of:
(a) $350,000,
(b) $0,
(c) $8,703, and
(d) $0	(a) 12 months Base salary (4)

(b) Prorated Bonus (5)(6)

(c) Health Benefits — 12 months (4)

(d) Stock Options and Awards Cease Vesting
Total (7): $335,171 Comprised of:
(a) $299,000,
(b) $32,523,
(c) $3,648, and
(d) $0	(a) 12 months Base salary (11)

(b) Prorated Retention Bonus (11)(12)

(c) Benefits — 12 months (13)

(d) Stock Options and Awards Cease Vesting
Total (7): $374,543(14) Comprised of:
(a) $311,850 (14),
(b) $59,400 (14),
(c) $3,293 (14), and
(d) $0

Termination With Cause by Company or by NEO Without Good Reason	(a) If termination is in second half of fiscal year — Prorated Bonus (5) (6) (b) Stock Options and Awards Cease Vesting Total (7): $0 Comprised of: (a) $0, and (b) $0	(a) If termination is in second half of fiscal year — Prorated Bonus (5) (6) (b) Stock Options and Awards Cease Vesting Total (7): $0 Comprised of: (a) $0, and (b) $0	(a) If termination is in second half of fiscal year— Prorated Bonus (5) (6) (b) Stock Options and Awards Cease Vesting Total (7): $0 Comprised of: (a) $0, and (b) $0	(a) If termination is in second half of fiscal year — Prorated Bonus (5) (6) (b) Stock Options and Awards Cease Vesting Total (7): $32,523 Comprised of: (a)$32,523, and (b) $0	(a) Stock Options and Awards Cease Vesting Total (7): $0 Comprised of: (a) $0

Post-Termination Payment Summary(1)(2)
Event	Gregory T. Novak	Ronald E. Salluzzo	David B. Vaden	George H. Terhanian	Bruce A. Anderson

Change in Control	(a) 24 months Base Salary (8) (9)

(b) 2 times target bonus (8)(9)

(c) Health Benefits — 24 months (4)(9)

(d) Stock Options and Awards 100% Vest

(e) 6 Months Out-Placement (8)(9)

(f) Tax Gross-Up (8)(9)
Total assuming no termination of employment (7): $355,200 Comprised of (d)

Total assuming termination of employment(7): $2,266,862 Comprised of
(a) $1,000,000,
(b) $500,000,
(c) $17,322,
(d) $355,200,
(e) $6,000, and
(f) $401,840	(a) 18 months Base Salary (8) (9)

(b) 1.5 times target bonus (8)(9)

(c) Health Benefits — 18 months (4)(9)

(d) Stock Options and Awards 100% Vest

(e) 6 Months Out-Placement (8)(9)

(f) Tax Gross-Up (8)(9)
Total assuming no termination of employment (7): $168,840 Comprised of (d)

Total assuming termination of employment (7): $987,199 Comprised of:
(a) $502,500,
(b) $300,000,
(c) $9,859,
(d) $168,840,
(e) $6,000, and
(f) $0	(a) 12 months Base Salary (8) (9)

(b) Average annual bonus value (8)(9)(15)

(c) Health Benefits — 12 months (4)(9)

(d) Stock Options and Awards 100% Vest

(e) 6 Months Out-Placement (8)(9)

(f) Limited Tax Gross-Up (8)(9)(10)
Total assuming no termination of employment (7): $183,161 Comprised of (d)

Total assuming termination of employment (7): $591,137 Comprised of:
(a) $350,000,
(b) $47,462,
(c) $8,703,
(d) $183,161,
(e) $6,000, and
(f) $0	(a) 12 months Base Salary (8) (9)

(b) Average annual bonus value (8)(9)(15)

(c) Health Benefits — 12 months (4)(9)

(d) Stock Options and Awards 100% Vest

(e) 6 Months Out-Placement (8)(9)

(f) Limited Tax Gross-Up (8)(9)(10)
Total assuming no termination of employment (7): $16,080 Comprised of (d)

Total assuming termination of employment (7): $381,849 Comprised of:
(a) $299,000,
(b) $51,860,
(c) $3,648,
(d) $16,080,
(e) $6,000, and
(f) $0	(a) Normal termination without cause benefits if executive is terminated

(b) Stock Options and Awards 100% Vest
Total assuming no termination of employment (7): $74,312 Comprised of (b)

Total assuming termination of employment: $448,855 (7)(14), Comprised of: (a) $374,543 (14), and (b) $74,312

Post-Termination Payment Summary(1)(2)
Event	Gregory T. Novak	Ronald E. Salluzzo	David B. Vaden	George H. Terhanian	Bruce A. Anderson

Death	(a) If death is in second half of fiscal year — Prorated Bonus (5) (6)

(b) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting

(c) Stock Awards Cease Vesting
Total (7):
$0
Comprised of:
(a) $0,
(b) $0, and
(c) $0	(a) If death is in second half of fiscal year — Prorated Bonus (5) (6)

(b) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting

(c) Stock Awards Cease Vesting
Total (7):
$0
Comprised of:
(a) $0,
(b) $0, and
(c) $0	(a) If death is in second half of fiscal year — Prorated Bonus (5) (6)

(b) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting

(c) Stock Awards Cease Vesting
Total (7):
$0
Comprised of:
(a) $0,
(b) $0, and
(c) $0	(a) If death is in second half of fiscal year — Prorated Bonus (5) (6)

(b) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting

(c) Stock Awards Cease Vesting
Total (7):
$32,523
Comprised of:
(a)$32,523,
(b) $0, and
				(c) $0	(a) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting (b) Stock Awards Cease Vesting Total (7): $0 Comprised of: (a) $0, and (b) $0

Post-Termination Payment Summary(1)(2)
Event	Gregory T. Novak	Ronald E. Salluzzo	David B. Vaden	George H. Terhanian	Bruce A. Anderson

Disability	(a) If disability is in second half of fiscal year — Prorated Bonus (5) (6)

(b) 24 months Base Salary (4)(16)

(c) Health Benefits — 24 months (4)

(d) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting

(e) Stock Awards Cease Vesting
Total (7):
$1,017,322
Comprised of:
(a) $0,
(b) $1,000,000,
(c) $17,322,
(d) $0, and
(e) $0	(a) If disability is in second half of fiscal year — Prorated Bonus (5) (6)

(b) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting

(c) Stock Awards Cease Vesting
Total (7):
$0
Comprised of:
(a) $0,
(b) $0, and
(c) $0	(a) If disability is in second half of fiscal year — Prorated Bonus (5) (6)

(b) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting

(c) Stock Awards Cease Vesting
Total (7):
$0
Comprised of:
(a) $0,
(b) $0, and
(c) $0	(a) If disability is in second half of fiscal year — Prorated Bonus (5) (6)

(b) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting

(c) Stock Awards Cease Vesting
Total (7):
$32,523
Comprised of:
(a) $32,523,
(b) $0, and
(c) $0	(a) Base Salary During Waiting Period For Benefits Under Company’s Long Term Disability Insurance Plan (13)

(b) Prorated Retention Bonus (11)(12)

(c) Benefits During Waiting Period For Benefits Under Company’s Long Term Disability Insurance Plan (13)

(d) Stock Options Granted At Least One Year Previous — 100% Vest; Other Options Cease Vesting

(e) Stock Awards Cease Vesting
Total (7):
$163,009(14)
Comprised of:
(a) $102,526 (14),
(b) $59,400 (14),
(c) $1,083 (14),
(d) $0, and
(e) $0

(1)	All post-termination payments are linked to obligations of confidentiality and not to compete or solicit customers and employees. Non-compete and non-solicitation obligations extend during the following periods post-termination for the NEOs:

Mr. Novak	18 months if termination is prior to 6/30/08 and 24 months thereafter
Mr. Salluzzo	12 months
Mr. Vaden	12 months
Dr. Terhanian	12 months
Mr. Anderson	12 months

(2)	“Cause” and “Good Reason” with respect to the US Employment Agreements are described above in “Employment Agreements — Term and Termination of the Agreements”. Cause is not defined in the Anderson Agreement.

(3)	The Anderson Agreement does not provide for termination by the executive with “good reason”, and has no set term.

(4)	Applicable amounts are payable in installments over applicable term. Payments may be postponed for a 6-month period (and under certain circumstances into 2009) to avoid application of Section 409A of the IRC.

(5)	Performance bonus is prorated for the partial-year period ending on the termination date (the “Partial Period”). The prorated bonus is based on the same metrics as then in effect for calculation of bonuses on an annual basis (e.g. after-tax earnings) and is calculated by (1) dividing actual performance as of the end of the Applicable Calculation Quarter (described below) by target performance for the Applicable Calculation Quarter, and then (2) using the resulting percentage in determining the dollar value of the bonus that would have been paid under the Company’s bonus plan had such percentage performance been achieved for the full fiscal year, and then (3) multiplying the result by a fraction, the numerator of which is the number of days elapsed in the fiscal year prior to the termination date and the denominator of which is 365. If the Termination Date is in the first half of a fiscal quarter the “Applicable Calculation Quarter” is the fiscal quarter most recently ended before the Termination Date, and if the Termination Date is in the second half of a fiscal quarter, the Applicable Calculation Quarter is the first fiscal quarter ending after the Termination Date.

Calculations in the table assume termination on June 30, 2008, the last day of the Company’s most recent fiscal year. The executive’s actual full bonus for the fiscal year, therefore, has been earned (or not earned) based upon performance for the year. Therefore, the amounts of actual bonuses for fiscal 2008 are reflected in the table. In several cases as reflected in the table, no bonus was earned in fiscal 2008. If bonuses are actually earned in future years, the amount reflected in the table could vary for those years based upon actual performance during the applicable years.

(6)	Applicable amounts are payable in a lump sum on the date on which bonuses are otherwise paid by the Company.

(7)	Total is based on assumption that termination or change in control occurred on June 30, 2008, the last day of the Company’s most recent fiscal year, and that all un-vested, un-exercised stock options and un-vested restricted stock awards are valued at the closing market price of the Company’s common stock on that date. In the case of stock options for which vesting is accelerated, the total is the positive spread, if any, between the exercise price and the closing market price on June 30, 2008. Aggregate total compensation is shown first, followed by the subtotal for each category listed above in the same order.

(8)	Applicable amounts are payable in a lump sum on the termination date. Payments may be postponed for a 6-month period (and under certain circumstances into 2009) to avoid application of Section 409A of the IRC.

(9)	Applies only if NEO is terminated without Cause or leaves with Good Reason during the first year following the change in control (so-called “double-trigger”).

(10)	Value of tax gross-up is calculated assuming that change in control occurred on June 30, 2008, the last day of the Company’s most recent fiscal year, and further assuming NEO’s employment is terminated on the date of change in control. “Limited” tax gross-ups provide for payment of an amount equal to the sum of (i) the excise tax payable by the applicable executive by reason of receiving excess payments; and (ii) a gross-up amount necessary to offset any and all applicable federal, state, and local excise, income, or other taxes incurred by the executive by reason of the Company’s payment of the excise tax described in (i) above (but not including any additional amount to offset any taxes on the excise tax reimbursement or gross-up amount paid pursuant to this subclause (ii)).

(11)	Applicable amounts are payable in a lump sum on the termination date.

(12)	The individual retention bonus amount, if any, for the applicable fiscal year, prorated for the portion of the year completed prior to notice of termination.

(13)	Applicable amounts are payable in installments over the applicable term.

(14)	Amounts are denominated in the Anderson Employment Agreement and paid in Canadian Dollars. For purposes of the table above, equivalent amounts are shown in US Dollars based upon the exchange rate of .99 CAD to 1.00 USD on June 30, 2008.

(15)	The average annual value of the executive’s annual performance bonus is the average of the performance bonuses actually earned during the two full fiscal years most recently ended.

(16)	The Company is entitled to a credit in the amount of disability insurance payments received by the executive during the same period.

The Company’s obligations with respect to Leonard R. Bayer’s retirement on March 31, 2008 are described above in “Employment Agreements with Named Executive Officers — Other Obligations”.

Director Compensation

The following table provides information with regard to the compensation for the Company’s non-employee directors during fiscal 2008. Mr. Novak and, for the period prior to his resignation from the Board, Mr. Bayer received no compensation in their respective roles as directors.

	FISCAL 2008 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)(2)(3)	Total($)

George Bell	56,500	73,915	130,415
David Brodsky	41,500	45,638	87,138
Steven L. Fingerhood(4)	20,751	—	20,751
Stephen D. Harlan	49,000	72,583	121,583
James R. Riedman	46,500	73,163	119,663
Subrata K. Sen(5)	15,500	26,845	42,345
Howard L. Shecter	56,500	72,583	129,083
Antoine G. Treuille	41,500	45,638	87,138

(1)	Includes the compensation cost for stock awards for each director recognized by the Company during fiscal 2008 in accordance with SFAS No. 123(R), and therefore may include awards made in prior fiscal years that vested in fiscal 2008. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information as to the assumptions made in valuation, see Note 13 to the financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

(2)	The full grant date fair value under SFAS No. 123(R) of the restricted stock and the stock options for the awards for which the Company recognized compensation cost in accordance with SFAS No. 123(R) during fiscal 2008 are shown in the table below: For restricted stock, fair value is calculated using the closing market price of the Company’s stock on the date of grant. For stock options, fair value is calculated using the Black Scholes value on the date of grant. For additional information as to the assumptions made in valuation, see Note 13 to the financial statements filed with the SEC in the

Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008. The exercise or base price of option awards reflects the exercise price for stock options granted, which was the closing market price of the Company’s stock on the grant date.

			Option Awards:
		Stock	Number of		Grant Date Fair
		Awards:	Securities	Exercise or	Value of Stock
		Number of	Underlying	Base Price of	and Stock
	Grant	Shares	Options	Option Awards	Option Awards
Name	Date	(#)	(#)	($/sh)(1)	$(2)

George Bell	11/22/04		25,000	6.79	61,300
	6/8/05		2,000	4.93	4,358
	11/1/06	11,704			76,427
	11/15/07	15,247			61,750
David Brodsky	11/22/04		15,000	6.79	36,780
	11/1/06	6,704			43,777
	11/15/07	10,247			41,500
Steven L. Fingerhood	—	—	—	—	—
Stephen D. Harlan	11/22/04		25,000	6.79	61,300
	11/1/06	11,704			76,427
	11/15/07	15,247			61,750
James R. Riedman	11/22/04		15,000	6.79	36,780
	7/1/05		3,333	4.93	11,954
	11/1/06	11,704			76,427
	11/15/07	15,247			61,750
Howard L. Shecter	11/22/04		25,000	6.79	61,300
	11/1/06	11,704			76,427
	11/15/07	15,247			61,750
Antoine G. Treuille	11/22/04		15,000	6.79	36,780
	11/1/06	6,704			43,777
	11/15/07	10,247			41,500

(3)	Following are all equity awards outstanding for each director as of June 30, 2008 (“Option Awards” reflect unexercised grants of stock options, whether or not vested, and “Stock Awards” reflect awards of shares of restricted stock that remain subject to forfeiture):

Name	Stock Options(#)	Stock Awards(#)

George Bell	42,000	6,353
David Brodsky	30,000	4,270
Steven L. Fingerhood	—	—
Stephen D. Harlan	45,000	6,353
James R. Riedman	78,333	6,353
Howard L. Shecter	40,000	6,353
Antoine G. Treuille	30,000	4,270

(4)	Mr. Fingerhood joined the Board on April 1, 2008. In lieu of the customary annual grant of restricted stock made to directors on November 15 of each year, for the partial-year period between April 1, 2008 and November 15, 2008, the Company agreed to provide Mr. Fingerhood with additional cash compensation with an amount approximately equivalent to the value of the restricted stock to which he would otherwise have been entitled, and vesting on similar terms. The agreement provides for payment of an aggregate of $25,937, of which $8,647 was payable on June 15, 2008, and an additional $3,458 was and is payable on the 15th day of each of July, August, September, October, and November, 2008. Rights to payments cease if Mr. Fingerhood for any reason no longer serves as a member of the Board of Directors, and all payments will be accelerated and due upon a change in control of the Company.

(5)	Dr. Sen did not stand for re-election at the Annual Meeting held in November 2007. His compensation reflects his service for the portion of the fiscal year prior to October 30, 2007.

Each non-employee director of the Company receives an annual retainer of $41,500. Supplemental annual cash compensation in the following amounts is paid with respect to the following positions:

Position

Chairman of the Board	$15,000
Lead Director	$15,000
Chairman of the Audit Committee	$7,500
Chairman of the Compensation Committee	$5,000
Chairman of the Research and Development Committee(1)	$5,000

(1)	The Research and Development Committee was eliminated in November, 2007.

In addition, each non-employee director of the Company receives an annual grant of restricted stock on November 15, the Company’s regular quarterly date for awards under the 2007 Incentive Plan. Prior to November 2008, the value of the annual grant of the restricted stock was intended to equal as closely as practical the annual cash retainer paid to non-employee directors ($41,500 as of November 1, 2007). The number of shares of restricted stock received on November 15, 2007 was calculated based upon the closing price for the Company’s stock on that day. Pursuant to this formula, each non-employee director received a grant of 10,247 shares of restricted stock on November 15, 2007. On August 20, 2008, the Board of Directors agreed to calculate the number of shares of restricted stock to be received on November 15, 2008 by dividing $41,500 by the higher of $3.00 and the closing price for the Company’s stock on that day, or the immediately preceding business day if November 15 falls on a weekend or holiday. If the stock price is the same on November 15, 2008 as it was on August 20, 2008, this represents an approximate 25% decrease in the aggregate base compensation paid to non-employee directors.

Each restricted stock grant vests 1/12th on the last day of each month following the grant date, and any unvested stock is forfeited upon termination of an individual’s service as a director. Vesting will be accelerated upon a change in control of the Company. Supplemental grants of the following numbers of shares of restricted stock are made on November 15 of each year with respect to the following positions, subject to the same vesting rules as the other grants to non-employee directors:

Position	Number of Shares

Chairman of the Board	5,000
Lead Director	5,000
Chairman of the Audit Committee	5,000
Chairman of the Compensation Committee	5,000
Chairman of the Research and Development Committee(1)	2,500

(1)	The Research and Development Committee was eliminated in November 2007.

TRANSACTIONS WITH RELATED PERSONS

Transactions With Related Persons

The Company had no transactions with related persons during fiscal 2008.

Policies and Procedures for Review of Transactions with Related Persons

The Board has adopted a written Policy and Procedures With Respect to Related Party Transactions (the “Procedure”). The Procedure covers all transactions (“Covered Transactions”) in which the Company is a participant and a Related Person (described below) has a direct or indirect interest if the amount involved exceeds $120,000, or if the applicable Related Person is a director, executive officer, or spouse of a director or executive officer, $50,000.

“Related Persons” include:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company,

•	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities,

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner,

•	any person (other than a tenant or employee) sharing the household of any such director, executive officer, nominee or more than 5% beneficial owner, and

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The Procedure requires review and approval of Covered Transactions by the Audit Committee of the Board, or in certain cases where delay is not practical, by the Chair of the Audit Committee with reporting to the full Committee. Annual review is required for ongoing transactions. In its review, the Audit Committee will consider whether each Covered Transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. Covered Transactions may be approved in situations, among others, in which:

•	the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources, or

•	the Company receives from or provides products or services to the Related Person on an arm’s length basis on terms comparable to those provided to unrelated third parties, or on terms comparable to those provided to employees generally.

The Audit Committee has granted standing pre-approval for Covered Transactions that involve:

•	compensation of executive officers or directors required to be approved by the Compensation Committee of the Board,

•	transactions in which the Related Person’s only relationship with the company involved is as (i) a director, (ii) an employee other than an executive officer, or (iii) less than 10% stockholder and the amount involved does not exceed $1,000,000 or 2% of that company’s annual revenues,

•	charitable contributions when the Related Person’s only relationship to the charity is as a director or employee other than an executive officer and the aggregate amount does not exceed the lesser of 2% of the charity’s annual receipts and $120,000, or, if the applicable Related Person is a director, executive officer, or spouse of one of them, $50,000, or

•	transactions in which all stockholders receive proportional benefits, and those involving competitive bids, regulated services and charges, and certain routine banking services.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES.

Vote Required

If a quorum is present and voting at the Annual Meeting, the three nominees for Class III directors receiving the highest number of affirmative votes of the shares of Harris Interactive common stock present in person or represented by proxy and entitled to vote will be elected as Class III directors. Only votes cast for a nominee will be counted. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. In the absence of contrary instructions, the proxy holders intend to vote all proxies received by them in the accompanying form of proxy “FOR” the nominees for director listed below. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

Summary of the Proposal

Harris Interactive’s Board is currently divided into three classes, with the classes of directors serving for staggered three-year terms that expire in successive years. Class III currently has three members, Steven L. Fingerhood, Gregory T. Novak, and James R. Riedman, each of whose terms expire as of the date of the Annual Meeting. The Nominating and Governance Committee proposes that the nominees described below, each of whom is currently serving as a Class III director, be re-elected as Class III directors for a term of three years, or in each case until their successors are duly elected and qualified.

Nominees to Board of Directors

			Class and Year in
			Which		Board
Name	Principal Occupation	Director Since	Term Will Expire	Age	Committees

Mr. Steven L. Fingerhood	Managing Partner, ZF Partners, LP	2008	Class III 2011	50	Compensation, Nominating and Governance
Mr. Gregory T. Novak	President and Chief Executive Officer, Harris Interactive	2005	Class III 2011	46
Mr. James R. Riedman	Chairman, Phoenix Footwear Group, Inc.	1989	Class III 2011	49	Audit, Compensation (Chair), Nominating and Governance

Steven L. Fingerhood has served as a director of Harris Interactive since April 1, 2008. He is the co-founder and managing partner of ZF Partners, LP, a private investment partnership that makes concentrated investments in software and technology-enabled service companies. Mr. Fingerhood has over twenty years of experience as an entrepreneur, investor and senior executive in the technology and business services industries. Before co-founding ZF Partners, he founded Zero Gravity Technologies Corporation, which developed document security solutions, and served as its Chairman and CEO until its sale to InterTrust Technologies Corporation. Prior to that, he founded and led Direct Language Communications, Inc., a provider of localization services to the technology industry. Mr. Fingerhood currently serves as an independent director for I-many, Inc. (NASDAQ: IMNY), a provider of enterprise-level contract management software and services.

Gregory T. Novak is Harris Interactive’s President and Chief Executive Officer, positions he has held since April 2004 and September 2005, respectively. He has served as a director of Harris Interactive since September 2005. From May 2005 to September 2005, Mr. Novak served as the Company’s acting Chief Executive Officer and from April 2004 to September 2005, he served as the Company’s Chief Operating Officer. From July 2003 to March 2004, Mr. Novak served as the Company’s President, U.S. Operations and from July 2001 to June 2003, served as its Group President, Strategic Marketing Solutions and Business and Consulting. From July 2000 to July 2001, Mr. Novak served as the Company’s Group President, Strategic Marketing Solutions and from June 1999 through June 2000, served as the President of its Internet division. Prior to joining Harris Interactive, from August 1996 to June 1999, Mr. Novak worked for Lightnin, a chemical process engineering and manufacturing company, most recently as Vice President, General Manager of Lightnin Americas.

James R. Riedman has served as a director of Harris Interactive since October 1989. Mr. Riedman currently serves as the Chairman and a member of the board of directors of Phoenix Footwear Group, Inc. (Amex: PXG), a manufacturer of footwear, a position he has held since 1996. He has served as a director of that company since 1993 and served as its Chief Executive Officer from 1996 to June 2004. In addition, Mr. Riedman has served as a principal in CE Capital, LLC since 2001. From 1987 to 2001, Mr. Riedman served as the President of the Riedman Corporation, a real estate holding company and an insurance agency, and he has served as a Director of that corporation since 1987 . From April 1984 to January 1987, Mr. Riedman served as Senior Vice President of Transamerica Financial Systems and Concepts. Mr. Riedman also worked for the Balboa Insurance Group from January 1983 to April 1984, where he served as Director of Corporate Planning.

Directors Not Standing for Election

The members of the Board of Directors who are not standing for election at this year’s Annual Meeting are set forth below.

			Class and Year
			in Which
	Principal	Director	Term Will		Board
Name	Occupation	Since	Expire	Age	Committees

Mr. George Bell	Special Venture Partner with General Catalyst Partners	2004	Class I 2009	51	Board Chairman, Nominating and Governance
Mr. David Brodsky	Private Investor	2001	Class I 2009	71	Audit, Compensation, Nominating and Governance
Mr. Stephen D. Harlan	Chairman, Harlan Enterprises LLC	2004	Class II 2010	74	Audit (Chair), Nominating and Governance
Mr. Howard L. Shecter	Partner, Orrick, Herrington & Sutcliffe LLP	2001	Class II 2010	65	Audit, Compensation, Nominating and Corporate Governance (Chair)
Mr. Antoine G. Treuille	Partner, Altamont Capital Partners, LLC	2004	Class II 2010	59	Compensation, Nominating and Corporate Governance

George Bell has served as a director of Harris Interactive since January 2004. Since April 2005, Mr. Bell has been a Special Venture Partner at General Catalyst Partners, a private equity firm headquartered in Cambridge, Massachusetts that invests in entrepreneurs building technology-enabled companies. Mr. Bell has been involved in the creation and growth of consumer businesses for 25 years. Prior to joining General Catalyst, Mr. Bell served as President and Chief Executive Officer of Upromise, Inc. from June 2001 to January 2005. Prior to joining Upromise, Mr. Bell was Chairman and CEO of Excite@Home, where he led the $7 billion 1999 merger of Excite and@Home. Previously, Mr. Bell was a producer and writer of documentary programs, a winner of four Emmy Awards and a founder of the Outdoor Life cable network.

David Brodsky has served as a director of Harris Interactive since November 2001. Mr. Brodsky was elected to the Board of Directors of Harris Interactive pursuant to the terms of the Agreement and Plan of Merger under which Total Research Corporation became part of the Company (the “TRC Merger Agreement”). Prior to joining the Board of Directors of Harris Interactive, Mr. Brodsky served as a director of Total Research Corporation from June 1998 through November 2001 and as Chairman of its Board of Directors from July 1998 to November 2001. Mr. Brodsky has been a private investor for the past ten years and currently serves as a director of Southern Union Company (NYSE: SUG).

Stephen D. Harlan has served as a director of Harris Interactive since January 2004. Since 2001, he has been the Chairman of Harlan Enterprises LLC, a specialized real estate firm investing in commercial real estate. Prior to joining Harlan Enterprises, Mr. Harlan was Chairman of the real estate firm H.G. Smithy Co. from 1993 to 2001. Prior to that, he was Vice Chairman of KPMG Peat Marwick, where he also served on KPMG’s International Council, Board of Directors and Management Committee. In June 1995, President Clinton appointed him to the District of Columbia Financial Responsibility and Management Assistance Authority, where he served as Vice Chairman until September 1998. Mr. Harlan currently serves as a director of ING Direct Bank, and Sunrise Senior Living, Inc. (NYSE: SRZ). He is also a director of Medstar Health and a director of the Loughran Foundation.

Howard L. Shecter has served as a director of Harris Interactive since November 2001. Mr. Shecter was elected to the Board of Directors of Harris Interactive pursuant to the TRC Merger Agreement. Prior to joining the Board of Directors of Harris Interactive, Mr. Shecter served as a director of Total Research Corporation from June 1998 to November 2001. In 2007, Mr. Shecter became a Senior Partner with the law firm of Orrick, Herrington & Sutcliffe LLP. Prior to that time, he was a Senior Partner with the law firm of Morgan, Lewis & Bockius LLP. Mr. Shecter joined that firm in 1968 and served as its Managing Partner from 1979 to 1983 and as Chairman of its Executive Committee in 1985. Mr. Shecter is also a director of Ashbridge Corporation, Ashbridge Investment Management and Heintz Investment Co.

Antoine G. Treuille has served as a director of Harris Interactive since January 2004. Mr. Treuille is Managing Partner of Altamont Capital Partners, LLC in New York City, a position he has held since June 2006. He also continues to serve as Executive Managing Partner of Mercantile Capital Partners in New York City, a position he has held since September 2000. Prior to Mercantile Capital Partners, Mr. Treuille was President of Charter Pacific Corporation, an investment banking firm he founded in New York City, from 1996 to 1998. Before that, he served in executive roles at Desai Capital Management, Entrecanales Y Travora Inc. and Citibank N.A. in New York City, as well as Le Credit Chimique in Paris, France. Mr. Treuille currently serves on the boards of Eramet (Paris: ERA) and Societe Bic (Paris: BB). Mr. Treuille formerly served as Chairman of the Board of Loehmanns’ Holdings Inc., as well as Eye Care Centers of America.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF
THE RATIFICATION OF THE APPOINTMENT OF PWC TO SERVE AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the meeting is required for the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal 2009. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining whether a quorum is present. Abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

Summary of the Proposal

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for fiscal 2009.

If the stockholders do not ratify the selection of PwC, the Audit Committee will consider a change in auditors for the next year. Even if the selection of PwC is approved, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if it believes that such a change would be in the best interest of the Company and its stockholders.

Representatives of PwC will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Fees Paid to PwC

The aggregate fees billed by PwC for professional services rendered to the Company for the fiscal years ended June 30, 2008 and 2007 were $973,275 and $666,000, respectively. An explanation of such fees is provided in the following table:

	Fiscal
	2008($)(1)	Fiscal 2007($)

Audit Fees	819,000	645,000
Audit-Related Fees	154,275	18,300
Tax Fees	0	2,700
All Other Fees	0	0

Total Fees Paid	973,275	666,000

(1)	The amounts shown above reflect the engagement fees mutually agreed upon by the Audit Committee and PwC in connection with PwC’s audit of the Company’s financial statements for the fiscal year ended June 30, 2008. Additional amounts related to PwC’s audit of the Company’s financial statements for the fiscal year ended June 30, 2008 may be proposed to the Audit Committee by PwC. However, such amounts, if any, are unknown as of the date of the filing of this Proxy Statement.

“Audit Fees” include fees billed by PwC for (i) auditing our annual financial statements for the fiscal year, (ii) reviewing our quarterly reports on Form 10-Q, and (iii) auditing and preparing its attestation report with respect to our internal control over financial reporting. “Audit-Related Fees” include fees for services such as accounting consultations. “Tax Fees” are fees billed for tax services in connection with the preparation of the Company’s federal, state and foreign income tax returns, including extensions and quarterly estimated tax payments, and customary consultation or advice regarding accounting issues, potential transactions or taxes (e.g., tax compliance, tax consulting, or tax planning). “All Other Fees” are fees billed for services not included as Audit Fees, Audit-Related Fees, and Tax Fees.

The Audit Committee approves the annual budget for all audit and non-audit services and pre-approves all engagements of the Company’s auditors to provide non-audit services. The Audit Committee has delegated authority to members of the Committee to pre-approve non-audit services and any such approvals must be reported at the next meeting of the Audit Committee. The Chairman of the Audit Committee exercised such delegated authority during fiscal 2008, and his action was ratified by the Audit Committee at its next succeeding meeting. The Audit Committee’s general policy is to restrict the engagement of the independent registered public accounting firm to providing audit and audit-related services. The Audit Committee will not engage the independent registered public accounting firm to provide any non-audit services that are prohibited under Section 10A of the Securities Exchange Act and Rule 10A-3 thereunder. No fees were approved by the Audit Committee under the exception provided in Section 10(A)(i)(1)(B) of the Securities Exchange Act during fiscal 2008 or fiscal 2007.

The Audit Committee considered and determined that the provision of the services other than the services described under “Audit Fees” is compatible with maintaining the independence of PwC as the Company’s independent registered public accounting firm.

OTHER MATTERS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is intended that shares represented by proxies will be voted or not voted by the persons named in the proxies in accordance with the recommendation of the Board of Directors, or, in the absence of any such recommendation, by the proxy holders in their discretion.

ANNUAL REPORT ON FORM 10-K

A copy of Harris Interactive’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 (without exhibits) is being distributed with this Proxy Statement. The Annual Report on Form 10-K is also available, without charge, by writing or telephoning to Corporate Secretary, 60 Corporate Woods, Rochester, New York 14623; telephone (585) 272-8400. In addition, the report (with exhibits) is available at the SEC’s Internet site (www.sec.gov), and in the Investor Relations section of our website (www.harrisinteractive.com). If requested, the Company also will provide such persons with copies of any exhibit to the Annual Report on Form 10-K upon the payment of a fee limited to the Company’s reasonable expenses of furnishing such exhibits.

FUTURE STOCKHOLDER PROPOSALS

Advance Notice Procedures

Under the Company’s Bylaws, no business may be brought before an annual meeting unless:

•	it is specified in the notice of the meeting (which includes stockholder proposals that Harris Interactive is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act); or

•	it is otherwise brought before the meeting by or at the direction of Harris Interactive’s Board of Directors, or by a stockholder entitled to vote who delivered notice to Harris Interactive, containing certain information specified in the Bylaws, not less than 90 nor more than 120 days prior to the first anniversary of the date of the Company’s prior-year proxy statement (between May 15, 2008 and June 14, 2008 for proposals for the 2008 annual meeting, and between May 18, 2009 and June 17, 2009 for proposals for the 2009 annual meeting.)

These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in Harris Interactive’s proxy statement, described below.

Additionally, the Company’s Bylaws require stockholders desiring to nominate persons for election to the Board of Directors to deliver notice to the Corporate Secretary, containing certain information specified by the Bylaws, not less than 90 nor more than 120 days prior to the first anniversary of the date of the Company’s prior-year proxy statement (between May 15, 2008 and June 14, 2008 for the 2008 annual meeting, and between May 18, 2009 and June 17, 2009 for the 2009 annual meeting.)

Stockholder Proposals for the 2009 Annual Meeting

In addition to the advance notice procedures described above, stockholders interested in submitting a proposal for inclusion in the proxy materials for Harris Interactive’s annual meeting of stockholders in

2009 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by Harris Interactive’s Corporate Secretary by May 18, 2009 (which date is 120 days prior to the first anniversary of the date of this Proxy Statement).

Additionally, if a stockholder interested in submitting a proposal for the 2009 annual meeting fails to deliver notice of such stockholder’s intent to make such proposal to the Corporate Secretary between May 18, 2009 and June 17, 2009, then any proxy solicited by management may confer discretionary authority to vote on such proposal.

HARRIS INTERACTIVE INC. 60 CORPORATE WOODS ROCHESTER, NY 14623
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Harris Interactive Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Harris Interactive Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: HARIN1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARRIS INTERACTIVE INC.
The Board of Directors Recommends a Vote “For” all Nominees and “For” Proposal 2
Vote on Directors
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the For Withhold For All nominee(s) on the 1. Election of Class III Directors: All For All Except line below.
(01) Stephen L. Fingerhood ☐ ☐ ☐
(02) Gregory T. Novak
(03) James R. Riedman

Vote on Proposals For Against Abstain

2. Ratification of Appointment of ☐ ☐ ☐ PricewaterhouseCoopers LLP as the Company’s Independent Auditors for Fiscal Year 2009

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership’s name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

REVOCABLE PROXY
HARRIS INTERACTIVE INC. 60 CORPORATE WOODS, ROCHESTER, NEW YORK 14623
PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF HARRIS INTERACTIVE INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
TUESDAY, OCTOBER 28, 2008
The undersigned hereby constitutes and appoints Ronald E. Salluzzo and Eric W. Narowski, and each of them, as proxies (the “Proxies”) of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all shares of common stock, par value $0.001 per share, of Harris Interactive Inc. (“Harris Interactive”) held of record by the undersigned as of the close of business on September 2, 2008, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, October 28, 2008 at 666 Fifth Avenue (at 53rd Street), Second Floor Multi-Purpose Room, New York, New York at 5:00 p.m. (local time), and at any adjournments thereof.
When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE SET FORTH ON THE REVERSE SIDE IN PROPOSAL 1, FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS HARRIS INTERACTIVE’S AUDITORS FOR FISCAL 2009, AND WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. Stockholders also have the option of voting by telephone or via the Internet, and may revoke this proxy, following procedures described in the accompanying Proxy Statement.
The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting and Proxy Statement, dated September 15, 2008, and a copy of Harris Interactive’s 2008 Annual Report on Form 10-K for the fiscal year ended June 30, 2008. The undersigned hereby revoke(s) any proxy or proxies heretofore given with respect to the Annual Meeting.
PLEASE DATE, SIGN, AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.